UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Texas Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TEXAS INDUSTRIES, INC. 1341 W. MOCKINGBIRD LANE • DALLAS, TEXAS 75247 • (972) 647-6700

August 24, 2012

Dear Shareholder:

You are cordially invited to attend our annual meeting of shareholders, to be held at 9:30 a.m. Central Daylight Time, on Wednesday, October 10, 2012, at The Winspear Opera House, 2403 Flora Street, Dallas, Texas 75201.

At this year’s annual meeting, you will be asked to elect eleven directors for one-year terms and to vote on the other matters described in the accompanying notice of our annual meeting and proxy statement. Our 2012 annual report is available with the proxy statement.

It is important that your shares be represented at the annual meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy on the internet, by telephone or by filling out and returning the proxy card that we will send you on request. Your vote is extremely important.

We hope you can attend the meeting in person. If you arrive early, you are invited to have coffee and visit informally with the directors.

Sincerely,

Mel G. Brekhus

President and Chief

Executive Officer

TEXAS INDUSTRIES, INC. 1341 W. MOCKINGBIRD LANE • DALLAS, TEXAS 75247 • (972) 647-6700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On October 10, 2012

The annual meeting of shareholders of Texas Industries, Inc. will be held at The Winspear Opera House, 2403 Flora Street, Dallas, Texas 75201, on Wednesday, October 10, 2012, at 9:30 a.m. (CDT). At the meeting, you will be asked to:

1.	Elect eleven directors for one-year terms;

2.	Ratify the selection of Ernst & Young LLP as our independent auditors;

3.	Approve, in a non-binding advisory vote, our executive compensation;

4.	Approve the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan as amended and restated;

5.	Approve the Texas Industries, Inc. Management Deferred Compensation Plan; and

6.	Vote on any other business properly brought before the meeting.

Only shareholders of record at the close of business on August 13, 2012, will be entitled to vote at the annual meeting. A list of such shareholders will be open for examination by any shareholder during ordinary business hours for a period of ten days prior to the annual meeting at our executive offices at 1341 W. Mockingbird Lane, Dallas, Texas 75247-6913.

While we encourage you to attend the annual meeting, please vote your shares as soon as possible to ensure that your vote is recorded promptly. Your vote is important.

By Order of the Board of Directors,

Frederick G. Anderson Secretary

Dallas, Texas

August 24, 2012

TEXAS INDUSTRIES, INC.

1341 W. MOCKINGBIRD LANE • DALLAS, TEXAS 75247 • (972) 647-6700

PROXY STATEMENT

PROXY STATEMENT

INFORMATION ABOUT SOLICITATION AND VOTING

In this Proxy Statement, the terms “we”, “our”, “us” and “Company” mean Texas Industries, Inc., a Delaware corporation. The term “annual meeting” means our annual meeting of shareholders to be held on October 10, 2012.

Solicitation

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have made this Proxy Statement and related proxy materials available to you on the internet in connection with the solicitation by our Board of Directors of proxies for exercise at our annual meeting. At your request we will deliver printed copies to you by mail. Our proxy materials include this Proxy Statement and our 2012 Annual Report to Shareholders, which includes our audited consolidated financial statements. If you request printed copies of these materials by mail, they will also include a proxy card for the annual meeting.

We are sending an Important Notice Regarding the Availability of Proxy Materials to our record and beneficial shareholders. The mailing of this Notice of Availability of Proxy Materials to our shareholders is scheduled to begin on or about August 24, 2012. The Notice of Availability of Proxy Materials provides instructions on how to access the proxy materials over the internet or to request a paper copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

We will pay the cost of solicitation of proxies by our Board of Directors. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur. We may solicit proxies from shareholders in person or by telephone, telecopy, mail or email. We request that banks, brokers and other custodians, nominees and fiduciaries send the Notice of Availability of Proxy Materials and any proxy material to the beneficial owners and secure their voting instructions. We will reimburse them for their reasonable expenses in so doing.

The mailing address of our principal executive office is 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247.

Board Recommendation

We believe that the current Board, with its breadth of relevant and diverse experience, represents the best interests of our shareholders. Furthermore, both our Governance Committee and the Board believe the eleven directors nominated by the Board will be productive members of the Board who will make meaningful contributions and should be re-elected. The Board unanimously recommends a vote FOR each of the nominees for director listed below and on the proxy card.

The Board also recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year 2013 audit.

The Board believes the policies and practices described in the Compensation Discussion and Analysis are effective in motivating management to achieve annual and long-term financial goals of the Company by fostering a pay-for-performance culture, in aligning the executives’ long-term interests with those of our shareholders, and in attracting and retaining executives for long and productive careers. The Board recommends that you vote FOR the non-binding resolution approving the compensation of our named executive officers (the say-on-pay vote).

The Board believes that the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated on July 11, 2012, and the Texas Industries, Inc. Management Deferred Compensation Plan are two of our most important tools in promoting a culture of pay for performance based on aligning the interest of our directors, officers and employees with the investment interest of our shareholders in the creation of long-term shareholder value. The Board recommends that you vote FOR the approval of both plans.

Shares Outstanding and Quorum

We had 28,028,430 shares of common stock outstanding on August 13, 2012, our record date. Each share is entitled to one vote. The presence at the annual meeting, in person or by proxy, of the holders of a majority of our issued and outstanding common stock is necessary to constitute a quorum to transact business. Proxies marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting for purposes of determining a quorum.

Voting Procedures

If you are a shareholder whose shares are registered in your name (i.e., a shareholder of record), you may vote in person at the meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or will not be attending the meeting, we encourage you to vote by proxy. You can vote by proxy in one of the following ways:

•

Vote by Internet. You can vote via the internet by following the instructions on your Texas Industries, Inc. Notice of Availability of Proxy Materials. The website address for internet voting is indicated on the Notice. The deadline for internet voting is 11:59 p.m., EDT on October 9, 2012. Until that time, internet voting is available 24 hours a day. If you have internet access, we encourage you to vote by internet. It is convenient and saves significant postage and processing costs.

•

Vote by Telephone. You can vote your shares by telephone by calling the toll-free number indicated on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. The deadline for telephone voting is 11:59 p.m. EDT on October 9, 2012. Until that time, telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. If you have not received a proxy card, follow the instructions on your Texas Industries, Inc. Notice of Availability of Proxy Materials for requesting a paper copy of the proxy materials, including the proxy card and postage-paid envelope. Please promptly mail your proxy card to ensure that it is received prior to the annual meeting.

If you hold your shares in “street name,” whether through a bank, broker or other firm, we encourage you to provide voting instructions to the firm that holds your shares. You may do so by carefully following the instructions provided in the Notice of Availability of Proxy Materials or the proxy card that you receive from that firm. If you wish to instead vote in person at the meeting, you must obtain a valid proxy from the firm.

If you hold shares in multiple registrations, or in both registered and street name, you will receive a proxy card or a Notice of Availability of Proxy Materials for each account. Please sign and date all proxy cards you receive. If you choose to vote by telephone or internet, please vote once for each proxy card or Notice of Availability of Proxy Materials you receive. Only the latest dated proxy for each account will be voted.

If you complete and submit your proxy by internet or telephone or on your proxy card, the persons named as proxy holders will vote the shares represented by your proxy in accordance with your instructions. If you do not provide instructions when you complete your proxy, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board’s full recommendation is set forth in the description of each proposal in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their discretion in accordance with their best judgment.

Vote Required for Election or Approval

Election of Directors. Directors will be elected by a majority of the votes cast. Votes cast will include votes for and votes against and exclude abstentions and broker non-votes. As a result, abstentions and broker non-votes will have no effect on the election of directors.

Other Matters. Approval of the ratification of the selection of Ernst & Young LLP as our independent auditors, the advisory vote on executive compensation, approval of the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan as amended and restated on July 11, 2012, and approval of the Texas Industries, Inc. Management Deferred Compensation Plan require the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote. Abstentions will be included in the vote totals and will have the same effect as a negative vote, but broker non-votes will not be included in the vote totals and will have no effect on the vote.

Broker Non-Votes. If you hold your shares in “street name” but do not provide the firm that holds your shares with specific voting instructions, it may vote your shares on routine matters but cannot vote on non-routine matters. At the annual meeting, the vote on the ratification of the selection of Ernst & Young LLP as our independent auditors is considered a routine matter. All other matters are considered non-routine. Thus, you must give specific instructions for your shares to be voted on the election of directors, the advisory vote on executive compensation, the approval of the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan as amended and restated on July 11, 2012, and the approval of the Texas Industries, Inc. Management Deferred Compensation Plan. When a broker votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the meeting but will not be considered “present” for purposes of voting on a non-routine proposal and will not be counted in determining the number of shares necessary for approval.

Changing Your Vote or Revoking Your Proxy

If you are a shareholder of record, you may change or revoke your proxy at any time prior to the close of the polls by submitting a later-dated vote in person at the meeting, or a later-dated proxy by the internet, telephone or mail. Please see “Voting Procedures,” above. You may also revoke your proxy by delivering written notice of revocation to our Corporate Secretary prior to the meeting by mail addressed to Corporate Secretary, Texas Industries, Inc., 1341 W. Mockingbird Lane, Suite 700W, Dallas, TX 75247.

If you hold shares in street name, you must contact the firm that holds your shares to change or revoke any prior voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes information concerning all persons known to us to beneficially own 5% or more of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Southeastern Asset Management, Inc.(1)	8,177,800	29.3%
6410 Poplar Avenue, Suite 900 Memphis, TN 38119

NNS Holding(2)	6,575,056	23.5%
89 Nexus Way Camana Bay, Grand Cayman Cayman Islands

BlackRock, Inc.(3)	1,844,467	6.6%
400 Howard St. San Francisco, CA 94105

(1)	Based on Schedule 13D/A filed on November 28, 2011. Southeastern Asset Management, Inc. does not have authority to vote 63,500 of the shares reported. Southeastern Asset Management, Inc. is the investment advisor for Longleaf Partners Small-Cap Fund, the holder of 7,495,000 of the shares reported.
(2)	Based on Schedule 13D/A filed on April 12, 2012. Mr. Nassef Sawiris, Mr. Philip Le Cornu and Mr. Philip Norman are directors of NNS Holding with shared power to vote and dispose of the shares held by NNS Holding.
(3)	Based on Schedule 13G/A filed on February 13, 2012.

The following table sets forth as of May 31, 2012, the approximate number of shares of our common stock beneficially owned by each director, nominee for director, and executive officer named in the Summary Compensation Table, and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Company Common Stock
	Beneficially Owned(1)		Percent
John D. Baker II	38,250		*
Mel G. Brekhus	350,612	(2)	1.2
Eugenio Clariond	53,942	(3)	*
Sam Coats	7,600		*
Sean P. Foley	—		—
Bernard Lanigan, Jr.	1,000		*
Gary L. Pechota	6,000		*
Thomas R. Ransdell	9,504		*
Robert D. Rogers	193,889	(2)	*
Thomas L. Ryan	1,000		*
Ronald G. Steinhart	7,615		*
Dorothy C. Weaver	2,000		*
Kenneth R. Allen	102,746	(2)(4)	*
Frederick G. Anderson	68,141	(2)	*
James B. Rogers	62,527	(2)	*
Stephen D. Mayfield	63,008	(2)	*
All directors and executive officers as a group (19 persons)	1,047,023	(2)	3.7

*	Represents less than one percent (1%) of the total number of shares outstanding.
(1)	Unless indicated in a note below, each person has the sole voting and investment authority with respect to the shares set forth in the table.
(2)	This table includes shares of common stock subject to options that are presently exercisable or that became exercisable within 60 days of May 31, 2012, as follows: Mel G. Brekhus—195,319 shares; Robert D. Rogers—6,666 shares; Kenneth R. Allen—58,903 shares; Frederick G. Anderson—67,663 shares; James B. Rogers—54,132 shares; Stephen D. Mayfield—34,800 shares; and all directors and executive officers as a group—491,734 shares.
(3)	Includes 51,942 shares owned by a family trust.
(4)	Includes 281 shares owned jointly with Mr. Allen’s spouse.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Board of Directors currently consists of twelve members, but it will be reduced to eleven at the annual meeting when Mr. Pechota retires. The Governance Committee unanimously recommended to the Board, and the Board unanimously nominated for election the eleven persons listed below, all of whom are current directors. Upon election at the annual meeting, all directors will serve a one-year term of office expiring at the 2013 annual meeting of shareholders or when their respective successors have been elected and qualified. Each nominee has consented to being named in this proxy statement and to serving as a director if elected.

Our Corporate Governance Guidelines provide that a director will not be nominated for election after his or her 75th birthday, although a waiver may be granted by the Board. Mr. Rogers is age 76, and the Board has granted a waiver of this limitation.

Unless otherwise indicated, all proxies will be voted for the election of the Board’s nominees. If any of the Board’s nominees are not available for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

Director Qualifications

The Board believes that there are general qualifications for service on the Board that are applicable to all directors. Directors should have demonstrated a keen sense of ethics, strength of character, an inquiring and independent mind, exceptional ability, mature judgment and practical wisdom. They should be committed to serving on the Board for an extended period of time, have an interest in learning about all aspects of the Company, and be willing to devote time and energy to the Company beyond just attending Board meetings. The Board looks for individuals who will be effective, in conjunction with other directors, in collectively serving the long-term interests of our shareholders and who will complement the existing Board in experience, gender or nationality.

The Board believes that there are other individual attributes that should be represented on the Board by one or more directors but not necessarily by all directors. These include leadership experience in large, complex and diverse organizations, experience in the cement, aggregates and concrete industry, a strong background in financial or accounting matters, experience in strategic planning, experience in personnel management and business skills in other areas of direct value to the Company. In the biographies of our directors below, we identify the attributes of each director that the Board considers important to be represented on the Board.

Nominees for Director

The following are nominees for election as directors:

John D. Baker, II, age 64, has been a director since 2010. He has been Chairman of Panadero Aggregates, Inc. (a producer of aggregates) since August 2010 and Executive Chairman of Patriot Transportation Holding, Inc. (a motor carrier of liquid and dry bulk commodities and real estate management and investment company) since October 2010. He was Chief Executive Officer and President of Patriot from February 2008 until October 2010. He was President and Chief Executive Officer of Florida Rock Industries, Inc. (an aggregates, ready-mix concrete and cement company) from 1996 until November 2007. He is currently a director of Patriot Transportation Holding, Inc. and Wells Fargo & Company. During the last five years, Mr. Baker has also been a director of Duke Energy, Inc., Progress Energy, Inc., Vulcan Materials Company, Hughes Supply, Inc., Wachovia Corp. and Florida Rock Industries, Inc. His professional affiliations include the Florida Concrete and Products Association, where he was a former Chairman. Mr. Baker’s original nomination as a director was recommended by the chief executive officer and a non-management director.

As a result of the positions and experience described above, Mr. Baker has leadership experience with large, complex and diverse organizations, a long history of experience in the cement, aggregates and concrete industry, and experience in strategic planning. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Mel G. Brekhus, age 63, has been a director since 2004. He has been President and Chief Executive Officer of the Company since June 1, 2004. He has been with the Company for over 20 years, rising through various management positions in the cement, aggregate and concrete business until attaining his current position. Mr. Brekhus has over 38 years of experience in engineering, operating and management roles in the cement industry. He held positions as technical services engineer, cement plant chemist, cement plant process engineer and cement plant manager at plants in four different states before joining the management team of the Company. His professional affiliations include the Portland Cement Association, where he is Past Chairman and presently a Director.

As a result of the positions and experience described above, Mr. Brekhus has leadership experience with our Company and with other large, complex and diverse organizations, a long history of experience in the cement, aggregates and concrete industry, and experience in strategic planning.

Eugenio Clariond, age 68, has been a director since 2009. He also served as a director from 1998 until 2005. He has been Chairman of Camiones Sierra Norte (a Navistar International truck and bus dealer in Mexico) since 2011 and Chairman of Grupo Cuprum (aluminum products), Monterrey, Mexico, since November 2010. He was Chairman of Verzatec, S.A. (aluminum and plastic construction products), Monterrey, Mexico, from 2004 until November 2010. He was Chairman of the Board and Chief Executive Officer of Grupo IMSA, S.A. (steel processor, auto parts, aluminum and plastic construction products), Monterrey, Mexico, from 1981 until his retirement in December 2006. He is currently a director of Johnson Controls, Inc., Navistar (International) Corp., Grupo Financiero Banorte S.A., and Mexichem, S.A. During the last five years, Mr. Clariond has also been a director of Chaparral Steel Company and The Mexico Fund Inc. Mr. Clariond has been Chairman of the Mexican Fund for Nature Conservancy, and a founding member and past Vice-Chairman of the World Business Council for Sustainable Development. He is Chairman of the United States-Mexico Business Committee of the Mexican Business Council for Foreign Trade. He is also a director of Monterrey Tech and the Center of Studies from the Private Sector for Sustainable Development. He is on the Advisory Board of the McCombs School of Business at the University of Texas at Austin, the Harte Research Institute for Gulf of Mexico Studies and the Jacobs School of Engineering of the University of California at San Diego.

As a result of the positions and experience described above, Mr. Clariond has leadership experience with large, complex and diverse organizations, and in strategic planning. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Sam Coats, age 71, has been a director since 2005. He has been a business and aviation consultant since March 2006. Mr. Coats was President and Chief Executive Officer of Schlotzsky’s, Inc. (fast casual dining restaurants) and S.I. Restructuring, Inc. from June 2004 until March 2006. Schlotzsky’s, Inc. recruited Mr. Coats to help restructure the company and, as a part thereof, it filed under chapter 11 of the Bankruptcy Code in August 2004, from which it has emerged as a successful, growing company. During his career, Mr. Coats has been President and Chief Executive Officer of several companies, including Sammons Travel Group (package tour operator), PROS Revenue Management, Inc. (the world’s leading provider of airline revenue management software systems), and Trinity Texas Corporation (real estate development, quick lubrication centers, oil and gas). Mr. Coats has also served as President of Muse Air Corporation until its acquisition by Southwest Airlines Company, and he has held senior management positions with Southwest Airlines Company, Continental Airlines, Inc., Braniff Airways, Inc. and Texas International Airlines, Inc. He has also practiced law with a major Dallas law firm and served as a member of the Texas legislature. Mr. Coats is active in civic affairs and serves on the boards of a number of non-profit organizations, including the Dallas/Fort Worth International Airport, the Valley

International Airport in Harlingen, Texas, the Development Board of the University of Texas at Brownsville, and Central Dallas Community Development Corporation (dedicated to providing affordable housing to low-income clients and permanent housing to the homeless).

As a result of the positions and experience described above, Mr. Coats has leadership experience with several large, complex and diverse organizations, experience in strategic planning and governmental and political matters. His years of service on the boards of other public companies provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Sean P. Foley, age 54, has been a director since July 2012. He was Senior Vice President—Investment Management of AT&T, Inc. (a leading provider of telecommunications services in the United States and globally) from October 2006 until his retirement in January 2012. He was Vice President & Treasurer of Cingular Wireless (a leading provider of wireless telecommunications services) from 2000 until it was acquired by AT&T in 2005. He was Vice President and Treasurer of U S West, Inc. (a regional provider of telecommunications services in the United States) from 1995 until 2000. Mr. Foley is a former member of the Board of Trustees of Presbyterian College in South Carolina. Mr. Foley’s original nomination as a director was recommended by a shareholder.

As a result of the positions and experience described above, Mr. Foley has leadership experience with large, complex and diverse organizations, a strong background in financial matters and experience in strategic planning.

Bernard Lanigan, Jr., age 64, has been a director since July 2012. He founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc. (a registered investment advisor and wealth management company) since 1991. He also founded and has served as Chairman and Chief Executive Officer of Lanigan & Associates, P.C. (a certified public accounting and consulting firm) since 1974. He also directs and oversees Conifer Advisors, LLC and Conifer Partners, LLC (private equity, real estate and special situations investments). Mr. Lanigan is a certified public accountant. He is currently a director of Ruby Tuesday, Inc. Mr. Lanigan’s original nomination as a director was recommended by a shareholder.

As a result of the positions and experience described above, Mr. Lanigan has leadership experience with large, complex and diverse organizations, a strong background in financial and accounting matters and experience in strategic planning and risk assessment. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Thomas R. Ransdell, age 70, has been a director since 2005. He has managed private investments since July 2004. He has over 37 years of experience in engineering, operating and management roles in the aggregates industry. He served in various management positions with Vulcan Materials Company (largest domestic producer of aggregates) for over 26 years until his retirement in 2004, rising from the position of Vice President/Texas to President of the Southwest Division. During his tenure with Vulcan, he also served as President and Chief Executive Officer of two international joint venture companies, Calizas Industriales del Carmen and Vulica Shipping Company, which marketed high quality limestone products and provided deep water shipping services. He also spent eleven years in various engineering and management positions in the aggregate operations of Texas Industries, Inc. from 1967 through 1978. His professional affiliations include serving as past Chairman of the National Slag Association and the Texas Aggregate and Concrete Association. He is currently a director of the Cancer Therapy and Research Center Foundation.

As a result of the positions and experience described above, Mr. Ransdell has leadership experience with our Company and another large, complex and diverse organization, a long history of experience in the aggregates industry, and experience in strategic planning.

Robert D. Rogers, age 76, has been a director since 1970. He has been Chairman of the Board of the Company since October 2004. He was President and Chief Executive Officer of the Company for over 34 years until his retirement from that position on May 31, 2004. During the last five years, Mr. Rogers has also been a director of Con-Way Inc. and Adams Golf, Inc. He is also a director of the National Recreation Foundation and a member of the Executive Board of the SMU Cox School of Business. Mr. Rogers is a former Chairman of the Federal Reserve Bank of Dallas, Chairman of the Greater Dallas Chamber of Commerce and director of the American Business Conference.

As a result of the positions and experience described above, Mr. Rogers has leadership experience with our Company and other large, complex and diverse organizations, a long history of experience in the cement, aggregates and concrete industry, and experience in strategic planning. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Thomas L. Ryan, age 47, has been a director since July 2012. He has been Chief Executive Officer of Service Corporation International (largest provider of deathcare products and services in North America) since February 2005 and has served as President of SCI since July 2002. From July 2002 until February 2005 Mr. Ryan was Chief Operating Officer of SCI, and from November 2000 until July 2002 he was Chief Executive Officer of European operations. From the time he joined SCI in 1996 until November 2000, Mr. Ryan served in a variety of financial management roles. Before joining SCI, Mr. Ryan was a certified public accountant with Coopers & Lybrand LLP for eight years. Mr. Ryan is a member of the Board of Trust Managers of Weingarten Realty Investors. He serves as Chairman of the Board of Trustees of the United Way of Greater Houston, and he also serves on the Board of Directors of the Greater Houston Partnership, the Salvation Army Greater Houston Area Advisory Board and the GHCF Community Foundation Council. Mr. Ryan also serves on the University of Texas McCombs School of Business Advisory Council. Mr. Ryan’s original nomination as a director was recommended by a shareholder.

As a result of the positions and experience described above, Mr. Ryan has leadership experience with large, complex and diverse organizations, a strong background in financial and accounting matters and experience in strategic planning and risk assessment. His service on another public company board provides him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Ronald G. Steinhart, age 72, has been a director since 2007. He retired in 2000 as Chairman and Chief Executive Officer of the Commercial Banking Group of Bank One Corporation (commercial banking), a position he had held since 1996. He has over 37 years of experience in the financial services industry. He led a group of investors that established Team Bank (commercial banking) in 1988 and served as its Chairman and Chief Executive Officer until it merged with Bank One Texas in 1992. He was President and Chief Operating Officer of Bank One Texas through 1996. He is also a former President and Chief Operating Officer of InterFirst Corporation (commercial bank holding company), prior to which he teamed with investors to charter or purchase six other banks. He is a current director of Penske Automotive Group, Inc. and Susser Holdings Corporation. During the last five years, Mr. Steinhart has been a director of Animal Health International, Inc., Penson Worldwide, Inc. and a trustee of the MFS/Compass Group of mutual funds. Mr. Steinhart is an Advisory Board Member of the McCombs School of Business at the University of Texas at Austin. Among the civic positions in which he has served are Chairman of the Board of Trustees of the Teacher Retirement System of Texas, Chairman of the Housing Authority of the City of Dallas, Chairman of the United Way of Metropolitan Dallas, President of the Federal Advisory Council of the Federal Reserve System, Chairman of the Dallas Citizens Council, and Regent of the Lamar University System.

As a result of the positions and experience described above, Mr. Steinhart has leadership experience with several large, complex and diverse organizations, a strong background in financial and accounting matters, experience in strategic planning and governmental and political matters. His years of service on the boards of other public companies provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Dorothy C. Weaver, age 65, has been a director since 2010. She has been Chairman and Chief Executive Officer of Collins Capital Investments, LLC (an investment management company managing multi-manager, multi-strategy funds of hedge funds) since 1995. Prior to that she was President of Intercap Investments, Inc. (a residential and commercial real estate investment firm) for approximately six years. Ms. Weaver is a director of Austin Industries and was formerly a director of Coldwell Banker. She is a former Chairman of the Board of the Federal Reserve Bank of Miami. She has also served as Chairman of the Governor’s Council of Economic Advisors for the State of Florida, and was a founding director of Enterprise Florida, a public-private partnership that replaced Florida’s Department of Commerce. Among the many other civic positions in which she has served are Chairman of the Greater Miami Chamber of Commerce, Chairman of the Strategic Planning Committee of Workforce Florida, Inc., Chairman of the Workforce Development Committee of the Governor’s Blue Ribbon Commission on Education and a member of the board of trustees and the executive committee of Wellesley College. Ms. Weaver’s original nomination as a director was recommended by a non-management director.

As a result of the positions and experience described above, Ms. Weaver has a strong background in financial and accounting matters, and experience in strategic planning and governmental and political matters.

Your Board of Directors unanimously recommends that you vote FOR all of the nominees listed above.

BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

Board of Directors

The Board of Directors currently has twelve members. In fiscal year 2012, the Board of Directors held five meetings. Each incumbent director attended more than 75% of all meetings of the Board of Directors and the committees on which he served during fiscal year 2012. We do not have a formal policy regarding director attendance at annual meetings of shareholders, but we encourage each director to attend each annual meeting of shareholders. All directors attended the 2011 annual meeting of shareholders.

The Board of Directors has three standing committees that are described below.

Audit Committee

The audit committee, which met seven times in fiscal year 2012, is currently comprised of Mr. Pechota (Chair), Mr. Clariond, Mr. Coats and Ms. Weaver. In the business judgment of the Board, each of these directors is financially literate and has been designated by the Board as an “audit committee financial expert” as defined by the Securities and Exchange Commission. In the business judgment of the Board, each has the accounting or related financial management experience required of at least one member under the New York Stock Exchange Listed Company Manual.

The committee selects, evaluates and oversees our independent auditors, and provides oversight on matters relating to our corporate accounting, financial reporting, internal control and disclosure practices. In addition, the committee reviews our audited financial statements and quarterly financial statements with management and independent auditors, recommends whether the annual audited financial statements should be included in our Annual Report on Form 10-K and prepares a report to shareholders to be included in this Proxy Statement.

Compensation Committee

The compensation committee, which met four times in fiscal year 2012, is currently comprised of Mr. Ransdell (Chair), Mr. Clariond and Ms. Weaver. The committee reviews the performance of our officers, reviews and approves the salaries and other compensation of the Chief Executive Officer (except the base compensation of the Chief Executive Officer must be approved by the independent directors following the recommendation of the compensation committee), the Chief Operating Officer and all Vice Presidents who report to either of them, reviews the salaries and other compensation of our other officers, recommends incentive goals to be achieved under incentive compensation plans and reviews the results and approves payments under the plans. The committee recommends variable contributions to our 401(k) plan, recommends incentive compensation and equity based plans to the Board, reviews, approves and administers incentive plans in which our executive officers participate and all equity based plans, and reviews and recommends director compensation. The committee may also advise the Board generally with regard to other compensation and employee benefit matters. The committee may delegate any of its responsibilities and duties to one or more members of the committee except to the extent such delegation would be inconsistent with the requirements of the securities laws or the listing rules of the New York Stock Exchange.

Governance Committee

The governance committee, which met four times in fiscal year 2012, is comprised of Mr. Baker (Chair), Mr. Coats and Mr. Steinhart. The committee assists the Board of Directors in identifying individuals qualified to become directors and recommends to the Board the nominees for election as directors at the next annual meeting of shareholders. The committee also assists the Board in determining the composition and structure of the Board and its committees, selection of committee members, developing and implementing our corporate governance guidelines, considering other corporate governance issues, reviewing and considering conflicts of interest and related person transactions involving directors or executive officers and overseeing the evaluation of the Board of Directors and its committees.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all current directors other than Mr. Brekhus and Mr. Rogers are independent. The Board based its determination on the independence standards described in the Listed Company Manual of the New York Stock Exchange. In determining the independence of Mr. Baker and Ms. Weaver, the Board considered Mr. Baker’s position as a director of Wells Fargo & Co., a lender in our senior credit facility, and Ms. Weaver’s position as a director of Austin Industries, one of our large customers. In determining the independence of Mr. Foley, Mr. Lanigan and Mr. Ryan, the Board considered the business relationships between each of them or their associates and our largest shareholder or its associates, none of which involved the Company.

Mr. Brekhus and Mr. Rogers are not independent because Mr. Brekhus is our President and Chief Executive Officer and Mr. Rogers’ son, James B. Rogers, is our Vice President and Chief Operating Officer. Even though these directors are not independent, the Board of Directors believes that their wealth of experience and knowledge about the Company and its industry contributes greatly to the Board.

Currently, all members of the audit, compensation and governance committees are independent directors.

Our non-management directors and independent directors hold executive sessions in accordance with the New York Stock Exchange Listed Company Manual. Our Chairman of the Board presides at executive sessions of the non-management directors and our lead independent director presides at the executive sessions of the independent directors.

Board Leadership Structure

The Board establishes its leadership structure and fills the various roles with directors they believe are best suited at the time for the roles. Although the Board has the flexibility under its corporate governance documents to select the leadership structure it believes is appropriate from time to time, the roles of Chairman of the Board and Chief Executive Officer have been separated for over 40 years. The Board believes this is currently the optimal structure for providing leadership that is both independent in its oversight of management and closely attuned to our specific business. However, the Board understands that the environment in which we operate is dynamic, and the appropriate structure may change from time to time. The Board’s oversight of risk management has not been a significant factor in determining the current Board leadership structure.

Since the Chairman of the Board is not an independent director, the Board elected Ronald G. Steinhart as lead independent director. The lead independent director is authorized to call meetings of the independent directors, preside at executive sessions and meetings of the independent directors, and review the agenda for Board meetings.

Board Risk Oversight

The Board has overall responsibility for oversight of risk management. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Appropriate risk taking is an essential element in the success of any business enterprise. Therefore its oversight process is focused on reviewing with management risk assessment, risk mitigation and risk response.

The Board delegates certain responsibilities to committees to assist in fulfilling its risk oversight responsibilities. The Audit Committee focuses on financial and compliance risk. Financial risk involves areas such as our financial statements, financial reporting processes, internal control environment, internal audit, and accounting and legal matters. Compliance risk involves areas such as health, safety and the environment. The Compensation Committee evaluates risks associated with our compensation programs. The Governance Committee monitors risks associated with management succession planning and related party transactions.

Codes of Ethics, Corporate Governance Guidelines and Committee Charters

We have an ethical business conduct policy applicable to our directors, officers and employees. Our Board of Directors has also adopted a code of ethics applicable to our chief executive officer, chief financial officer and other senior accounting officers.

Our Board has adopted corporate governance guidelines and written charters governing the audit, compensation and governance committees.

The ethical business conduct policy, code of ethics, corporate governance guidelines and committee charters are available on our website at http://investorrelations.txi.com/governance.cfm. You may also obtain them in print, free of charge, by making a written request to Investor Relations, Texas Industries, Inc., 1341 W. Mockingbird Lane, Suite 700W, Dallas, Texas 75247.

Director Nominations

Under our corporate governance guidelines and the charter of the governance committee, the governance committee identifies nominees for director from various sources, including current directors who are willing to continue service and recommendations of current directors. Shareholders may propose potential nominees (other than self-recommendations) for consideration by the governance committee by submitting the name, qualifications and supporting information to the Secretary of the Company, Texas Industries, Inc., 1341 W. Mockingbird Lane, Dallas, Texas 75247 by the close of business on April 26, 2013. The committee will consider and evaluate persons recommended by shareholders in the same manner as potential nominees identified by the governance committee and the Board of Directors.

In assessing potential director nominees, the committee considers individuals who have demonstrated the general qualifications and one or more of the individual attributes described above under “Election of Directors—Director Qualifications.” The committee will also consider any present or potential conflicts of interest and the number of potential nominees in relation to the number of directors to be elected. Nominees must also be willing to devote sufficient time and effort in carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. Although the committee does not have a formal policy on diversity, it considers diversity of experience, gender and nationality important because a variety of points of view based on a variety of experiences contributes to effective decision making. In considering candidates, the committee considers the entirety of each candidate’s credentials in the context of these standards.

In addition to proposing nominees for consideration of the governance committee, shareholders may nominate persons for election as director. Such nominations must be submitted to the Secretary of the Company at our principal executive offices not earlier than the close of business on June 12, 2013 and not later than the close of business on July 12, 2013. This submission must contain as to each nominee, (i) all information that would be required to be disclosed in a proxy statement with respect to the election of directors pursuant to the Securities Exchange Act of 1934, as amended; (ii) the written consent of each nominee to serve as a director, if so elected; (iii) a description of all monetary arrangements and other material relationships between the shareholder and the nominee; and (iv) the nominee’s completed questionnaire, representation and agreement required by section 11 of our bylaws. As to the shareholder giving notice and any beneficial owner on whose behalf the nomination is made, the submission must contain (i) the name and address of such shareholder and beneficial owner, (ii) information about ownership and certain other interests in our capital stock; and (iii) certain additional information required by section 8 of our bylaws. The nominations must comply with all requirements of our bylaws.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board of Directors, the non-management directors, the independent directors or any particular director by sending written correspondence to the attention of the desired person or persons in care of the General Counsel as follows:

•	by letter addressed to Texas Industries, Inc., 1341 W. Mockingbird Lane, Suite 700W, Dallas, Texas 75247, or

•	anonymously by email at txi@openboard.info.

The written communications will be forwarded to the person or persons addressed unless the communications are considered, in the reasonable judgment of the General Counsel, to be inappropriate. Examples of inappropriate communications include customer complaints, solicitations, and communications that do not relate to our business or that relate to improper or irrelevant topics.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the members of our compensation committee included the current members as well as Mr. Coats, Mr. Baker and Mr. Pechota, whose terms on the committee expired in October 2011. No such current or former member was, during the fiscal year, an officer or employee or was a former officer of the Company or its subsidiaries. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions, or in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on our compensation committee or as our director. None of our executive officers served as a director of another corporation, one of whose executive officers served on our compensation committee.

Related Person Transactions and Other Relationships

Our corporate governance guidelines contain our policies and procedures for review, approval or ratification of related person transactions. The related person transactions to which these policies and procedures apply are those for which disclosures would be required by Item 404 of Regulation S-K of the Securities and Exchange Commission.

If an actual or potential related person transaction arises for a director or executive officer, the director or executive officer must promptly inform the governance committee. A proposed transaction of which the committee has notice may be consummated only after it has been submitted to the committee for consideration and the committee concludes in good faith that it is in, or not inconsistent with, our best interests and those of our shareholders.

If a director or executive officer becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the governance committee. If the transaction is ongoing, the committee will evaluate all reasonable options, including ratification, amendment or termination. If the transaction is completed, the committee will evaluate whether rescission of the transaction is appropriate.

Mr. Robert D. Rogers, our Chairman of the Board, is the father of James B. Rogers, who is our Vice President and Chief Operating Officer. In fiscal year 2012, we paid Mr. James B. Rogers $324,015 in salary and incentive compensation and granted him 27,000 stock options on the dates and at the exercise prices shown in the Grants of Plan Based Awards table, below.

We know of no reportable related person transaction that occurred since June 1, 2011, the beginning of our last fiscal year.

DIRECTOR COMPENSATION

Directors’ compensation is determined by the Board of Directors after receiving the recommendation of the compensation committee. The compensation committee periodically reviews the compensation of directors. In fiscal year 2012, the compensation committee’s review included information provided by the committee’s compensation consultant. After the review, no adjustment was made in director compensation.

Non-employee directors received an annual fee of $36,000 during fiscal year 2012. Due to the continuing impact of depressed construction activity on our performance and prospects, for fiscal year 2012 the Board of Directors continued the 10% reduction in the annual fee from the 2009 level. The Board will periodically review when to raise the fee back to at least its 2009 level. The chairman of the audit committee receives an additional annual fee of $10,000, and other members of the committee receive an additional annual fee of $2,000. The lead director and the chairmen of the compensation and governance committees each receive an additional annual fee of $5,000. Each member of the compensation and governance committees receives an additional annual fee of $1,000.

The Chairman of the Board receives an annual grant of 2,500 restricted shares of common stock and each other non-employee director receives an annual grant of 1,000 restricted shares of common stock. Since all directors now are elected to a one year term of office, beginning with the most recent grant of restricted shares all restricted shares will vest at the end of the director’s one year term of office. For prior grants of restricted shares, restricted shares vest in equal installments over three years. In addition, all unvested restricted shares will vest upon the death or disability of the director or on the date of an annual shareholders’ meeting at which the director is not re-elected upon the expiration of his term of office. Upon any other termination of a director’s service, any unvested restricted shares will be forfeited and transferred back to the Company.

Pursuant to the Deferred Compensation Plan for Directors, directors may defer all or any part of their annual fees by delivering a written election to defer prior to the year during which he or she wishes to defer receipt of the fees. A director’s deferred account balance is denominated in shares of our common stock by crediting to the account the number of shares of common stock determined by dividing the deferred amount of compensation by the average market price of the common stock for the thirty trading days prior to the first day of the year in which the deferred amount would otherwise be paid. Cash dividends are credited to the account in the form of common stock at a value equal to the fair market value of the stock on the date of payment of the cash dividend. The account balance will be distributed in shares of common stock on the earlier of the date, if any, elected by the director in the written election to defer, and the date on which he ceases to serve as a director.

We will make an annual charitable contribution of up to $10,000 to a charity or charities designated by each non-employee director. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table provides information about the compensation paid to our non-employee directors during fiscal year 2012. No compensation was paid to any other non-employee director during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
John D. Baker, II	40,500	28,905	10,000	79,405
Eugenio Clariond	38,700	28,905	10,000	77,605
Sam Coats	38,700	28,905	10,000	77,605
Gary L. Pechota	45,000	28,905	10,000	83,905
Thomas R. Ransdell	40,500	28,905	10,000	79,405
Robert D. Rogers	36,000	72,263	10,000	118,263
Ronald G. Steinhart	41,400	28,905	10,000	80,305
Dorothy C. Weaver	38,700	28,905	10,000	77,605

(1)	The amount shown is the grant date fair value of the only stock award received during the fiscal year. Assumptions used in determining the value of stock awards are set forth in Note 1 to the Consolidated Financial Statements in our 2012 Annual Report to Shareholders.

The number of shares of stock underlying awards outstanding at May 31, 2012 for each director is as follows:

Name	Restricted Stock Awards (#)	Stock Option Awards (#)
John D. Baker, II	1,667	—
Eugenio Clariond	2,000	—
Sam Coats	2,000	—
Gary L. Pechota	2,000	—
Thomas R. Ransdell	2,000	—
Robert D. Rogers	5,000	6,666
Ronald G. Steinhart	2,000	—
Dorothy C. Weaver	1,667	—

(2)	For fiscal year 2012, we made $10,000 contributions to charities designated by each director. Such contributions totaled $80,000.

COMPENSATION DISCUSSION AND ANALYSIS

In this discussion and analysis, we refer to the compensation committee as the Committee, the President and Chief Executive Officer as the CEO, and the executive officers named in the Summary Compensation Table as the named executives.

Summary.

The compensation program for our named executives is designed to attract and retain a highly qualified and productive management team, to motivate the achievement of our financial goals by paying for performance and to align management’s interest with the interest of our shareholders. The program’s principal elements of compensation include base salary, annual and long-term cash incentives, equity-based long-term incentives and retirement benefits.

In fiscal years 2009 and 2010 the construction industry was in recession, and in 2011 and 2012 it remained at depressed levels even as the general economy slowly improved. As a result, we incurred financial losses in fiscal years 2009 through 2011. Consistent with the terms of our annual and long-term cash incentive plans, which are designed to pay for performance, neither the CEO nor the other named executives received any annual or long-term cash incentive payments for those three years. In fiscal year 2012, we generated a profit, primarily as a result of one-time gains from asset sales. In addition, our focus on reducing costs and generating cash significantly improved our operating results so that our 2012 pre-tax income improved by $38.7 million, or 43%, from the prior year after excluding major one-time gains and charges associated with restructuring and debt retirements. As a result, the CEO received an annual cash incentive payment equal to approximately 29% of his base salary, and the other named executives received approximately 22% of their base salaries. Neither the CEO nor the other named executives received any long-term cash incentive payments.

Our CEO has not been granted a salary increase since calendar year 2007 and our other named executives since calendar year 2008 (except that Mr. James Rogers received a salary increase when he was promoted to the position of Vice President and Chief Operating Officer). To the contrary, in fiscal year 2010, the base salary of the CEO was reduced by 10%, and the salaries of the other named executives by 5% (including Mr. Rogers). The salary reductions continued in fiscal years 2011 and 2012. Over the same time period, our equity-based incentives were comprised of stock option grants that have been based on the consistent application of long-standing guidelines.

Objectives.

The objectives of our management compensation program are to:

•	attract and retain highly qualified and productive individuals on our management team for long and productive careers;

•	motivate our management team to achieve annual and long-term financial goals of the Company by fostering a pay for performance culture; and

•	align our management team’s interest with the investment interest of our shareholders in creation of long-term shareholder value.

Guiding Principles.

The following principles guide us in seeking to achieve these objectives:

•	target compensation at levels that should be competitive in the markets in which we compete for management talent;

•	emphasize pay for performance by linking a substantial portion of our officers’ total target compensation to our performance;

•	pay performance-based compensation only when specific goals are achieved; and

•	encourage our officers to own our stock.

Elements of Compensation.

Based on this framework, in fiscal year 2012 we provided the following principal elements of compensation for our officers, including the named executives:

•	fixed base salary,

•	variable performance-based incentive compensation, including annual and long-term cash incentives and long-term equity based incentives,

•	retirement and post-employment benefits, and

•	perquisites and other benefits.

Typically over half of our CEO’s target cash compensation is comprised of variable performance-based compensation. Our other named executives’ target variable cash compensation is in a similar, though somewhat lower, range. Since our equity based compensation in fiscal year 2012 was comprised entirely of stock options, our officers receive equity based variable compensation only if our stock price appreciates after the date the options were granted.

We believe that this mix of fixed and variable compensation is an essential part of the design of a compensation program that meets our objectives. It provides the ability to attract, retain and motivate executives by providing predictable fixed income to meet current living requirements and significant variable compensation opportunities for long term wealth accumulation. At the same time, the variable component of compensation motivates executives to achieve results that should enhance shareholder value.

Salary. Salary is our basic element of compensation. It is the foundation upon which our variable compensation and our retirement plans are based. Salary provides a stable and fixed level of compensation that is necessary to attract an officer to join our management team. It also serves as a retention tool throughout his or her career.

We determine salaries of our officers on an individual basis. We consider subjective factors such as the officer’s role and responsibilities, unique skills, individual performance, future potential and internal pay equity, as well as more objective factors such as compensation survey information and Company performance. Quantitative relative weights are not assigned to the different factors, nor is a mathematical formula followed.

The Committee reviews salaries periodically, normally annually. As a general practice, salaries are adjusted for the CEO upon renewal of his employment contract and for the other named executives bi-annually. Salaries may be adjusted more frequently in unusual circumstances such as a promotion, exceptional individual performance or a change in the Company’s performance and prospects.

In their periodic salary reviews, the Committee and the CEO review the five-year compensation history of each officer, including gains upon the exercise of stock options. They also review compensation survey data to confirm that officers’ salaries and total compensation were competitive and that the differences among officers were in line with market practices. The CEO discusses with the Committee his views on the role, responsibilities, performance and potential of each officer, and he recommends salary increases for the officers. Based on the information reviewed, the subjective information provided by the CEO, the Committee members’ knowledge of the individual officers and the Company’s performance and prospects, the Committee makes subjective decisions in approving the increases.

None of the named executives were considered for salary increases during fiscal year 2012 other than Mr. James B. Rogers. Instead, the CEO’s voluntary 10% reduction in salary and the other named executives voluntary 5% reduction continued in effect through fiscal year 2012. As a result, the CEO has not had a salary increase since 2007 and the other named executives (other than Mr. Rogers) have not had a salary increase since 2008. Rather, their salaries have been reduced throughout fiscal years 2010, 2011 and 2012 while the construction markets have been in recession or stagnant. In June 2011, Mr. James B. Rogers’ base salary was increased to $280,000 upon his promotion to the position of Vice President and Chief Operating Officer. Mr. Rogers then voluntarily reduced his salary by 5%. In July 2012 after a review of the Company’s financial results and the competitive market for executive talent, the Board restored the salaries of the affected officers to their pre-reduction levels.

Performance-Based Incentives. Our performance-based incentive compensation includes annual and long-term cash incentives and long-term equity based incentives. We believe that these incentives promote our objectives in the following ways:

•	our annual cash incentives encourage teamwork and focus employees’ work on short-term results that are key to our long-term business success;

•	our long-term cash incentives create a focus on our long-term growth and profitability;

•

our equity-based incentives encourage employees to invest in our common stock, which fosters employees’ loyalty and increases their interest in our business and success and aligns their interests with the investment interest of our shareholders in creation of long-term shareholder value;

•	all our incentives strengthen our ability to attract, motivate and retain executives with the superior capability required to achieve our business objectives in an intensely competitive environment.

Our annual and long-term cash incentives are paid only when specific goals are achieved. Our equity based incentives (i.e., stock options) are of value only when our common stock price appreciates beyond the price on the date the options are granted.

In contrast to salary determinations, an officer’s percentage of participation in our annual and long-term cash incentive plans is based on his or her job level rather than individual performance factors. Our CEO participates at one level in these plans, and our other officers participate at a lower level. We believe that maintaining the same base percentage participation level for all individuals within a job level promotes our objectives by encouraging teamwork and a focus that mirrors the interest of our shareholders.

Annual Cash Incentives. In fiscal year 2012, cash payments under our annual cash incentive plan were based on our level of achievement of five objectives that were established when the plan was first adopted. The objectives were based on:

•	net cash flow,

•	selling, general and administrative expense (“SG&A expense”),

•	return on assets (“ROA”),

•	earnings before interest and taxes as a percentage of net sales (“EBIT margin”), and

•	two purchasing initiative objectives.

The Committee selected these objectives because of their importance in achieving the Company’s plan to return to growth and profitability. Each objective was weighted based on management’s view of its importance in fiscal year 2012. The specific threshold, target and maximum goals for each objective were set subjectively at levels the Committee believed would motivate superior performance because they were not easily achieved, but were realistically achievable, other than the ROA and EBIT margin objectives, which in the current economic environment were not realistically achievable. For a summary of the terms of the annual incentive plan, see footnote (2) to the Summary Compensation Table below.

In fiscal year 2012, we increased our consolidated pre-tax income by $115.3 million from the prior year. After excluding major one-time gains and charges associated with restructuring and debt retirements, our pre-tax income improved by $38.7 million, or 43%, even though conditions in our markets continued to be impacted by the depressed economic conditions in the construction industry. Based on this performance, we achieved the net cash flow objective at the threshold level, the SG&A expense objective at the target level, and the purchasing initiative objective at the maximum level. We did not achieve the threshold level of the ROA and EBIT margin objectives. For the first time since fiscal year 2008, the named executives received payments under the annual incentive plan as shown in footnote 2 to the Summary Compensation Table below.

The Committee may adjust the calculation of annual incentive plan payments in unusual situations. For fiscal year 2012, the Committee excluded from the calculation the gain and cash proceeds from the sale of the Company’s packaged products business and assets. This reduced the annual incentive payments to the CEO and other named executives by approximately 25%.

Long-term Cash Incentives. Our long-term cash incentive plan for the three fiscal years ending May 31, 2012 continued to be based on a return on equity objective determined when the plan was first adopted in 2009. We used return on equity because it represents a measure that is significant to shareholders, can be readily compared with other companies or industries and is relatively easy to understand and calculate. In determining our objective, the Committee reviewed the long term manufacturing industry average return on equity and the Company’s recent financial results, current financial position and future prospects. Based on this information, the Committee determined an objective that would result in above average return on equity performance. The specific goal was set subjectively at a level the Committee believed would motivate superior performance because it was not easily achieved, but at the time was thought to be realistically achievable. We established a minimum objective of having an average return on equity of 14% compared to the U.S. manufacturing industry long-term average of 12%. The maximum objective was set at 20%.

For a summary of the terms of the long-term incentive plan, see footnote (2) to the Summary Compensation Table below.

Based on our financial performance for fiscal years 2010 through 2012, which was severely impacted by the depressed economic conditions in the construction industry, the minimum threshold was not achieved, and the CEO and the other named executives did not receive any long-term cash incentive payments for the three fiscal year period from 2010 through 2012.

The Committee may adjust the calculation of long-term incentive plan payments in unusual situations. For the fiscal years 2010 through 2012 plan, the Committee did not adjust the calculation.

Equity Based Incentives. In fiscal year 2012 our equity based incentive compensation for employees, including our named executives, consisted of stock options. The Committee believes that stock options provide a link to Company performance since the recipient receives no value unless the price of our common stock increases after the date the option is granted.

Named executives are eligible for an equity based award on an annual basis, normally at the January Committee meeting. Our officers do not have a role in selecting the grant date. We also use stock options as part of the compensation package offered to new officers or upon promotion. Typically, these options are granted at the next meeting after the date of hire or promotion. Occasionally, the options are approved at a meeting prior to the date of hire or promotion, but the grant date is then the date of hire or promotion. Awards are priced at the closing price of our common stock on the grant date.

The number of stock options awarded to a named executive is generally determined by dividing his or her base salary by the current stock price and multiplying that result by a multiple between 1.0 and 2.5. In determining the multiple for a named executive, the Committee considers criteria similar to those considered in the determination of the named executive’s salary.

Based on these factors and formulas, the Committee recommended, and the Board approved at its meeting on January 10, 2012, the stock option awards shown in the Grants of Plan Based Awards Table below. Mr. Rogers received an additional award when he was promoted to the position of Vice President and Chief Operating Officer. For a description of the terms of the stock option awards, see footnote (1) to the Summary Compensation Table below.

The Committee has the authority to grant stock appreciation rights, restricted stock, restricted stock units and other equity-based awards under our 2004 Omnibus Equity Compensation Plan, or 2004 Plan. From time to time the Committee reviews whether other types of awards would be appropriate. It may choose to revise its philosophy on equity based compensation in the future.

We monitor the number of stock option and other awards outstanding, the number of shares outstanding and the rate at which awards are granted under the 2004 Plan. Of the 2.5 million shares reserved for issuance pursuant to the plan, at May 31, 2012, 335,199 shares are available for future awards.

Retirement and Post-Employment Benefits. To attract and retain superior talent on our management team, we believe it is necessary to provide our officers the means to create retirement security. We developed the executive financial security plans for our officers and certain other key managers as a way to provide a competitive level of retirement income. The executive financial security plans are voluntary non-qualified deferred compensation plans that allow participants, including the named executives, to defer a portion of their salaries and to receive retirement income at the times and in the amounts defined in the plans. For a summary of the plans, see footnote (3) to the Summary Compensation Table below.

In conjunction with the Board’s recommendation that the shareholders approve a new Management Deferred Compensation Plan, however, the Board has acted to freeze the executive financial security plans. See “Proposition No. 5, Approval of the Texas Industries, Inc. Management Deferred Compensation Plan,” below. The Board believes that the new plan will provide officers and key managers with a financial planning tool that will help fill the gap in total compensation that will result from freezing the executive financial security plans.

Our named executives also participate in the TXI Retirement Plan, a tax qualified defined contribution plan available to all employees. The named executives participate on the same terms as other employees. We do not provide qualified defined benefit pension plans for any officers.

Perquisites and Other Benefits. We provide the named executives with perquisites that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our named executives’ primary perquisite is an automobile expense allowance of $800 per month. Our named executives participate in other employee benefit plans such as health, life, dental, vision and disability insurance, paid vacation and holiday time and employee assistance program on the same terms as other employees.

Other Philosophical Elements

Role of Compensation Committee and CEO in Setting Compensation. The Board has authorized the Committee to establish our general compensation policies and evaluate the risks associated with our compensation programs. The Committee members take part in the Board’s review of the performance of the CEO. The Committee also evaluates the corporate goals and objectives relevant to the CEO’s compensation and the survey information described below. The Committee determines and approves the compensation of the CEO other than his base salary. His base salary must be approved by our independent directors after receiving the recommendation of the Committee.

The CEO reviews the performance of the other named executives with the Committee. The Committee approves their salaries and other compensation after receiving the recommendation of the CEO. In so doing, it also considers the general performance of the Company as well as the survey information described below.

The Committee recommends to the Board cash incentive and equity-based compensation plans. The Committee also recommends to the Board incentive goals to be achieved under cash incentive compensation plans. Typically, the Committee makes these recommendations after receiving the recommendation of the CEO. The Committee reviews the results and approves the payments required upon attainment of the goals. The Committee determines the number of stock options to award to the CEO and, after receiving the recommendation of the CEO, the other named executives.

In fiscal year 2012, the Committee conducted an analysis of our short and long-term incentive compensation programs to determine whether the programs are reasonably likely to have a material adverse effect on us. The Committee’s review encompassed a range of design elements and their relationship to risk. Based on that review, the Committee determined that our short and long-term incentive programs are not reasonably likely to have a material adverse effect on us.

The Committee reviewed the most recent shareholder advisory vote on executive compensation, in which over 94% of the votes cast approved. The Committee believed that the executive compensation program could be further improved in terms of both its motivational impact on management and cost to the Company. The Committee engaged Buck Consultants to help review and improve the program. The Committee’s commitment to improvement and the results of the review drove the Committee’s actions to broaden the objectives established in the annual incentive plan and to propose adopting the new Management Deferred Compensation Plan and freezing the Executive Financial Security Plan. See “Proposal No. 5—Approval of Texas Industries, Inc. Management Deferred Compensation Plan,” below.

Use of Survey Information and Consultants. The Committee’s process includes the review of information from published surveys to help assess the competitive market for executive talent. Survey information reviewed for 2012 compensation purposes included the 2011 Aon Hewitt Total Compensation Measurement Survey of 650 companies, the Mercer Benchmark Survey of 2,641 companies and the Towers/Watson Top Management Compensation survey of 634 companies. All officer positions were compared to positions in the Hewitt survey based on prior year sales. We use the other surveys for a limited number of positions to confirm the validity of Hewitt comparisons. Our Human Resources Department compiles the information, which is then presented to the Committee by our Vice President of Human Resources.

The Committee has discontinued the review of the proxy statements of a peer group of companies because consolidation in our industry has decreased the number of public companies to which we are comparable in terms of geography and size.

The charter of the Committee authorizes it to retain compensation consultants whenever the Committee believes it appropriate. In fiscal year 2011, the Committee retained Buck Consultants, LLC to review, evaluate and make recommendations on our executive and director compensation programs. Included in the scope of Buck’s engagement were the compensation philosophy and comparative compensation of the executive and director programs; the design of and participation in the annual incentive plan, the long-term incentive plan, and the equity based long-term incentive plan; and ensuring the effectiveness of the overall program in attracting, retaining and motivating a highly qualified leadership team. As a result of the review, the Committee recommended the objectives described above in the 2012 annual incentive plan. During fiscal year 2012, management engaged Buck to continue its consultation with the Committee and management on potential changes in the Company’s executive compensation program regarding long-term incentive strategies that would be performance based and consistent with current market practices. This work was conducted with a view toward improving the motivation to achieve results that would be expected to improve financial performance and increase shareholder value.

Employment Agreements. Our CEO has an employment agreement because our Board believes it is important to evidence the mutual commitment of the Company and the CEO. The agreement is an expression of confidence by the Company and the CEO that is important to many constituencies, including our shareholders, employees, customers and vendors. For a summary of the agreement see “Compensation Tables and Information—Potential Payments Upon Termination or Change in Control—CEO Employment Agreement”.

Our other named executives serve at the will of the Board. We believe that our overall compensation program is a strong retention tool, but consistent with our general philosophy on performance based compensation and employment, we retain discretion as to the terms of any severance arrangement in the event of termination of a named executive’s employment.

Change in Control Arrangements. Our named executives and a small number of other officers have entered into Change in Control Severance Agreements to promote stability and continuity of senior management. The Committee recognizes that the possibility of a change in control exists. Many change in control transactions result in organizational changes, especially at senior levels of management. The resulting uncertainty and questions may result in the departure or distraction of key management personnel to our detriment. The Committee believes that these agreements encourage senior executives to remain employed even though these uncertainties exist, particularly at important times when continued employment may be in doubt. For a summary of the agreements see “Compensation Tables and Information—Potential Payments Upon Termination or Change in Control—Change in Control”.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code makes certain “non-performance based” compensation to the named executives in excess of $1,000,000 non-deductible by the Company. To qualify as “performance-based compensation”, performance goals must be pre-established. Such goals must also be approved by our shareholders before the compensation is paid. In certain situations the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers. However, the Committee generally intends to structure the compensation with its executives to achieve maximum deductibility under Section 162(m) with minimum sacrifices in flexibility and corporate objectives. The Master Performance-Based Incentive Plan described in footnote (2) to the Summary Compensation Table below was designed to comply with the requirements of section 162(m). We expect that annual and long-term incentive payments under that plan will be deductible. In addition, the CEO’s employment agreement requires deferral of certain compensation that would not be deductible by the Company. The long-term incentive plans contain similar provisions.

Stock Ownership Guidelines. We have established stock ownership guidelines for our directors, the CEO, and various levels of Vice Presidents as follows:

Director	5 times annual cash fee
CEO	3 times annual salary
Executive Vice President	2 times annual salary
Corporate Vice President	1 times annual salary
Staff or Operations Vice President	.5 times annual salary

These guidelines are to be achieved in a reasonable period of time. The Committee reviews progress toward or achievement of these guidelines annually. If an officer fails to achieve the guideline level of ownership, the Committee may in its discretion decline to grant further stock options to the officer.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Thomas R. Ransdell, Chairman

Eugenio Clariond , Member

Dorothy C. Weaver, Member

COMPENSATION TABLES AND INFORMATION

The following tables, notes and commentary provide information about the compensation of our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers. These five executive officers are referred to as our named executives.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compen- sation(4) ($)	Total ($)
Mel G. Brekhus	2012	540,000	406,500	157,032	240,683	17,836	1,362.051
President and Chief Executive Officer	2011	540,000	462,000	—	117,023	18,007	1,137,030
	2010	540,000	420,750	—	526,462	16,072	1,503,284

Kenneth R. Allen	2012	261,250	257,450	56,979	190,157	17,578	783,414
Vice President-Finance and Chief Financial Officer	2011	261,250	240,240	—	230,078	17,578	749,146
	2010	261,250	252,450	—	205,896	18,418	738,014

Frederick G. Anderson	2012	289,750	284,550	63,194	286,164	17,836	941,494
Vice President-General Counsel and Secretary	2011	289,750	240,240	—	212,524	17,698	760,212
	2010	289,750	252,450	—	265,211	20,155	827,566

James B. Rogers	2012	266,000	405,870	58,015	118,016	17,349	865,250
Vice President and Chief Operating Officer	2011	218,500	240,240	—	50,283	13,625	522,648
	2010	218,500	185,130	—	63,387	12,155	479,172

Stephen D. Mayfield	2012	232,750	230,350	50,763	148,154	9,398	671,415
Vice President-Cement/Aggregate Sales and Marketing	2011	232,750	240,240	—	137,920	9,685	620,595
	2010	232,750	201,960	—	140,677	11,923	587,310

(1)	All awards to named executives are stock option awards. Stock options are awarded under our 2004 Omnibus Equity Compensation Plan and become exercisable, or vest, in amounts and at times designated at the time of award. The stock options granted to our named executives vest in annual installments of 20% over a five-year period, subject to acceleration upon the occurrence of certain events such as a change in control. The exercise price of the stock options is the closing price of our common stock on the grant date. Stock options expire ten years from the grant date. Until the stock options are exercised, participants do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of common stock underlying the stock options.

Assumptions used in determining the value of stock option awards are set forth in Note 6 to the Consolidated Financial Statements in our 2012 Annual Report to Shareholders.

(2)	The amounts in this column are comprised of payments under our annual incentive plan and our long-term incentive plan, as follows:

	Year	Annual Incentive Plan ($)	Long-Term Incentive Plan ($)	Total ($)
Mel G. Brekhus	2012	157,032	—	157,032
	2011	—	—	—
	2010	—	—	—

Kenneth R. Allen	2012	56,979	—	56,979
	2011	—	—	—
	2010	—	—	—

Frederick G. Anderson	2012	63,194	—	63,194
	2011	—	—	—
	2010	—	—	—

James B. Rogers	2012	58,015	—	58,015
	2011	—	—	—
	2010	—	—	—

Stephen D. Mayfield	2012	50,763	—	50,763
	2011	—	—	—
	2010	—	—	—

Annual Incentive Plan. During fiscal year 2012, most of our employees participated in incentive plans with performance periods of one year or less. The various plans encourage performance that is relevant to the particular group of employees. In fiscal year 2012, our named executives participated in an annual incentive plan that was based on achievement of the following five objectives defined in the plan: (i) net cash flow, (ii) selling, general and administrative expense (“SG&A expense”), (iii) return on assets (“ROA”), (iv) earnings before interest and taxes as a percentage of net sales (“EBIT margin”), and (v) two purchasing initiative objectives. Each objective was weighted and threshold, target and maximum goals for each objective were established. The weights and thresholds for each objective are as follows:

Weight	Objective	Threshold	Target	Maximum
60%	Net cash flow	$35 million	$75 million	$120 million
15%	SG&A expense	$64 million	$60 million	$51 million
10%	ROA	15%	18%	21%
10%	EBIT margin	15%	20%	25%
5%	Purchasing Initiative	60%	70%	80%

The target cash incentive for the CEO is 40% of his base salary, and for the other named executives 30% of their base salaries. In fiscal year 2012, the Company achieved the net cash flow objective at the threshold level, the SG&A expense objective at the target level and the purchasing initiative at the maximum level. The threshold level was not achieved for the ROA and EBIT margin objectives. Based on this performance, the CEO’s cash incentive payment was approximately 29% of his base salary and the other named executives’ payments were approximately 22% of their base salaries.

Long-Term Incentive Plan. Our named executives and other officers participated in our long-term incentive plan with a performance period of the three fiscal years ended May 31, 2012. Prior to the beginning of the performance period, the Committee established a minimum performance goal of having a 14% consolidated average return on equity for the performance period. Upon achievement of at least the minimum performance goal, each named executive receives a cash incentive payment. The maximum cash incentive payment is paid if we achieve a consolidated average return on equity of 20% or greater during the performance period. At the minimum goal, the CEO’s incentive payment was set at 100% of his base salary, and the other named executives’ incentive payment was set at 50% of their base salaries. At the maximum goal the CEO’s incentive payment was set at 280% of his base salary, and the other named executives’ maximum incentive payment was set at 140% of their base salaries. We did not achieve the minimum consolidated average return on equity goal for the performance period due to the impact of the depressed construction economy. As a result, the named executives did not receive a long-term cash incentive payment.

Master Performance Based Incentive Plan. The annual incentive plan and all long-term incentive plans currently in effect were adopted pursuant to our Master Performance-Based Incentive Plan, or Master Incentive Plan, which authorizes the Committee to adopt annual and long-term incentive plans that will reward participants if the Company achieves defined performance goals during a specified performance period.

Each annual or long-term incentive plan adopted by the Committee must identify the employees who will participate in the plan, the performance period, the performance goals that must be achieved and the resulting award payments. Total award payments to any covered officer in a fiscal year may not exceed $5.0 million.

To receive an award payment, a participant must be employed on the last day of the performance period, with limited exceptions. Before payment of any awards, the Committee must certify that the performance goals of the applicable incentive plan were achieved.

Annual incentive plan awards are paid in cash. Long-term incentive plan awards are also typically paid in cash. However, the Committee may elect to pay long term incentive awards in any combination of cash, stock or stock equivalents.

(3)	These amounts represent the increase in fiscal year 2012 in the actuarial present value of accumulated benefits under our executive financial security plans. These are nonqualified plans in which participation is voluntary. The plans require deferral of a portion of a participant’s salary and provide retirement, death and disability benefits to participants. A participant becomes vested after five years of participation, upon death or disability or, in certain circumstances, after a change in control. The normal benefits payable to a vested participant at age 65 are:

•	an annual retirement benefit of 45% of covered annual salary payable in equal monthly installments each year for the participant’s life, with a 15-year certain benefit, and

•	a death benefit payable to the participant’s beneficiaries equal to 25% of the participant’s covered annual salary.

Vested participants that are 55 or older may retire early with reduced benefits. For benefits that accrued prior to January 1, 2005, benefits become payable at age 65 and are reduced pro rata based on the reduced time of participation. For benefits that accrued on or after January 1, 2005, benefits become payable immediately upon early retirement, are reduced pro rata based on the reduced time of participation and, with respect to the retirement benefit, are further reduced by an actuarial reduction of .004166 for each month between the participant’s early retirement date and his or her 65th birthday.

If a participant dies while still employed, the beneficiary will receive the greater of (i) 100% of the participant’s covered annual salary for the first year and 50% for each of the next nine years or, if longer, until the participant would have been 65, or (ii) if the participant was eligible for early retirement at the date of death, early retirement benefits. If a participant is disabled for six continuous months, the participant’s salary deferrals are waived but are deemed to have been made for all other purposes.

If the employment of a participant is terminated by us within two years after a change in control or by the participant within one year after a change in control, a participant will be deemed to be fully vested. A participant who has reached age 55 will receive benefits as if he had reached age 65 and retired. A participant who has not reached age 55 will have five years added to his service time for purposes of calculating the benefits payable at age 65. The term “change in control” has the same meaning as in the change in control severance agreements. See “Compensation Tables and Information—Retirement and Post Employment Arrangements—Change in Control Severance Agreements” below.

Participants are subject, with certain limits, to a covenant not to compete for two years after their employment terminates. If a participant breaches this covenant, we may, among other things, suspend or terminate payments under the plan.

Certain participants started participating in the plans when some terms were different from the current plans. In these plans, the total retirement benefit at age 65 is a sum between 2.5 and 10 times covered annual salary depending primarily upon age at enrollment. Ninety percent of the total benefit is paid in monthly installments after retirement over a period selected by the participant within certain requirements. Ten percent is paid to the participant’s beneficiary upon the participant’s death. These plans also provide for reduced payments if a participant retires early or terminates employment before retirement. Participants in these plans chose whether to convert to the new form of plan. Mr. Brekhus chose not to convert his plan. Mr. Allen and Mr. Mayfield chose to convert to the new form of plan, and as a result their annual retirement benefit is somewhat higher than 45% of covered annual salary.

New plans became effective January 1, 2005 to comply with Section 409A of the Internal Revenue Code and to make other changes. The prior plans in effect on December 31, 2004 continue to apply to all benefits vested on that date. The changes in the new plans generally did not change the amount of benefits (except the new plans reduced early retirement benefits and some change in control benefits). The new plans require coordination of benefits with prior plans so there is no duplication of benefits.

(4)	The amount in this column for each executive includes a monthly car allowance and contributions by the Company to the TXI Retirement Plan. All our named executives participate in the TXI Retirement Plan, a tax qualified defined contribution plan available to all employees. The named executives participate on the same terms as other employees. The Company provides an annual contribution of:

•	2% of an employee’s base compensation up to the maximum legally allowable amount, which is paid in cash and distributed proportionally among the investments selected by the employee, and

•

a variable matching contribution approved annually by the Committee, which for calendar year 2011 was 20% of an employee’s contributions up to 6% of the employee’s compensation. Half of this contribution is paid in our common stock and half is paid in cash distributed proportionally among the investments selected by the employee.

Grants of Plan-Based Awards

The following table contains information about plan-based awards granted to the named executives in fiscal year 2012.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Mel G. Brekhus	4-11-12	(1)	116,615	237,231	474,462
	4-11-12	(2)	593,077	1,186,154	1,660,615
	1-11-12	(3)				30,000	29.38	406,500

Kenneth R. Allen	4-11-12	(1)	41,012	82,024	164,048
	4-11-12	(2)	136,707	273,413	382,779
	1-11-12	(3)				19,000	29.38	257,450

Frederick G. Anderson	4-11-12	(1)	45,486	90,972	181,944
	4-11-12	(2)	151,620	303,240	424,537
	1-11-12	(3)				21,000	29.38	284,550

James B. Rogers	7-11-12	(3)				6,000	40.01	121,320
	4-11-12	(1)	41,758	83,515	167,031
	4-11-12	(2)	139,192	278,385	389,738
	1-11-12	(3)				21,000	29.38	284,550

Stephen D. Mayfield	4-11-12	(1)	36,538	73,076	146,152
	4-11-12	(2)	121,793	243,587	341,021
	1-11-12	(3)				17,000	29.38	230,350

(1)	Awards of participation under our 2013 Annual Incentive Plan. The estimated future payouts under this plan assume that all objectives are achieved at the threshold, target or maximum level, as applicable.
(2)	Awards of participation under our Long-Term Incentive Plan for the three year period ending May 31, 2015.
(3)	Grants of stock options awarded under our 2004 Omnibus Equity Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Mel G. Brekhus	34,662	0	18.48626	01/15/13
	45,327	0	16.04468	05/15/13
	133,315	0	28.23758	06/01/14
	23,330	0	45.86873	01/11/15
	20,000	0	51.70500	01/18/16
	20,000	0	70.18000	01/17/17
	16,000	4,000	50.63000	01/16/18
	21,000	14,000	24.61000	01/14/19
	10,000	15,000	36.15000	01/13/20
	5,000	20,000	40.40000	01/12/21
	0	30,000	29.38000	01/11/22

Kenneth R. Allen	22,664	0	16.04468	05/15/13
	3,999	0	45.86873	01/11/15
	4,000	0	51.70500	01/18/16
	3,400	0	70.18000	01/17/17
	3,040	760	50.63000	01/16/18
	3,600	2,400	48.60000	08/01/18
	9,600	6,400	24.61000	01/14/19
	6,000	9,000	36.15000	01/13/20
	2,600	10,400	40.40000	01/12/21
	0	19,000	29.38000	01/11/22

James B. Rogers	7,466	0	18.48626	01/15/13
	9,599	0	16.04468	05/15/13
	3,067	0	45.86873	01/11/15
	7,000	0	51.70500	01/18/16
	6,000	0	70.18000	01/17/17
	5,600	1,400	50.63000	01/16/18
	7,200	4,800	24.61000	01/14/19
	4,400	6,600	36.15000	01/13/20
	2,600	10,400	40.40000	01/12/21
	0	6,000	40.01000	07/12/21
	0	21,000	29.38000	01/11/22

Frederick G. Anderson	13,331	0	38.33396	11/01/14
	9,732	0	45.86873	01/11/15
	10,000	0	51.70500	01/18/16
	8,000	0	70.18000	01/17/17
	7,200	1,800	50.63000	01/16/18
	10,800	7,200	24.61000	01/14/19
	6,000	9,000	36.15000	01/13/20
	2,600	10,400	40.40000	01/12/21
	0	21,000	29.38000	01/11/22

Name	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Stephen D. Mayfield	1,600	0	45.86873	01/11/15
	4,800	0	51.70500	01/18/16
	7,000	0	70.18000	01/17/17
	5,600	1,400	50.63000	01/16/18
	8,400	5,600	24.61000	01/14/19
	4,800	7,200	36.15000	01/13/20
	2,600	10,400	40.40000	01/12/21
	0	17,000	29.38000	01/11/22

(1)	20% of each option award vests annually beginning on the first anniversary of the grant date.

Option Exercises

The following table contains information about stock options exercised by the named executives in fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mel G. Brekhus	21,330	56,232	—	—
Kenneth R. Allen	7,999	12,089	750	25,800
Frederick G. Anderson	—	—	—	—
James B. Rogers	2,400	6,566	—	—
Stephen D. Mayfield	—	—	643	22,115

Pension Benefits

The following table contains information about pension benefits of the named executives.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Mel G. Brekhus(3)	Executive Financial Security Plan	22	3,244,610	—
Kenneth R. Allen	Executive Financial Security Plan	20	820,899	—
Frederick G. Anderson(3)	Executive Financial Security Plan	7	1,091,920	—
James B. Rogers	Executive Financial Security Plan	13	295,577	—
Stephen D. Mayfield	Executive Financial Security Plan	19	604,038	—

(1)	The number of years of service with the Company for each named executive is as follows: Mr. Brekhus—23 years; Mr. Allen—27 years; Mr. Anderson—7 years; Mr. Rogers—16 years; and Mr. Mayfield—27 years.
(2)	The valuation method and material assumptions applied in quantifying the present value of the current accrued benefit are set forth in Note 7 to Consolidated Financial Statements in our 2012 Annual Report to Shareholders.

(3)	Vested participants who have reached age 55 are eligible for early retirement. Mr. Brekhus and Mr. Anderson are eligible. See footnote (3) to the Summary Compensation Table above for a summary of the plan’s early retirement benefit formula.

Potential Payments upon Termination or Change-in-Control

Early Retirement. Under our executive financial security plans, our named executives may retire or resign and receive reduced retirement benefits. If each named executive had retired on the last day of our last fiscal year, he would be entitled to receive the following payments:

	Mel G. Brekhus		Kenneth R. Allen		Frederick G. Anderson		James B. Rogers		Stephen D. Mayfield
Monthly Payments	$40,000	(1)	$7,660	(2)	$6,023	(3)	$4,001	(2)	$6,131	(2)
Death Benefit(4)	$449,931		$92,505		$40,152		$26,671		$71,286

(1)	Monthly payments would begin immediately and continue for 102.5 months.
(2)	Monthly payments would not begin until the executive reaches age 65, and would then continue until the latter of his death or the receipt of 180 payments by him and his beneficiary.
(3)	Monthly payments would begin immediately and continue until the latter of the executive’s death or the receipt of 180 payments by the executive and his beneficiary.
(4)	Paid to beneficiary upon the executive’s death.

CEO Employment Agreement. The term of the CEO’s employment agreement extends until May 31, 2013. The agreement provides for a base annual salary of $540,000, which will be increased to $600,000 on the same date that the salaries of the officers who report to Mr. Brekhus are restored to at least their 2009 levels. The CEO will also participate in our annual and three-year incentive compensation plans. The Board may increase the CEO’s compensation from time to time.

To the extent that Section 162(m) of the Internal Revenue Code would limit our deduction of any portion of the CEO’s base annual compensation and incentive compensation, payment of the nondeductible portion of any incentive compensation, plus interest, will be deferred until the deductibility of a payment of some or all of such deferred amount will not be limited by Section 162(m).

If the CEO’s service is terminated for a reason other than cause or an event triggering payment under the change in control severance agreement, he will be paid an amount equal to the total compensation earned in the preceding fiscal year plus all incentive payments that had been previously deferred under his agreement. Cause means any action involving willful malfeasance, gross negligence or gross nonfeasance. The CEO is subject to a covenant not to compete for two years after the termination of his employment. However, if the CEO’s employment is terminated following a change in control of the Company, he will not be subject to the non-competition provisions in his employment agreement or his executive financial security plan.

If Mr. Brekhus’ employment had been terminated without cause on the last day of our last fiscal year, he would have received $697,032 plus previously deferred incentive payments equal to $1,390,251 plus accrued interest.

Change in Control. A limited number of our officers, including our named executives, have entered into Change in Control Severance Agreements. These are “double trigger” agreements. No benefits are payable unless there has been both a change in control and the officer’s employment has been terminated within two years after the change in control, either by us without cause or by the officer for good reason.

If benefits are triggered, we will:

•	pay the officer two times his annual base salary and incentive bonuses,

•	pay the excise tax, if any, due by the officer under section 4999 of the Internal Revenue Code, and

•	provide employee benefits for two years.

Also, all then unvested stock options or stock appreciation rights granted to the officer by the Company will become immediately vested and exercisable.

Until a change in control occurs, the term of the agreement is automatically extended for one additional year on each January 1. If a change in control occurs, the agreement will continue in effect for a period of 24 months after the date of the change in control and will then expire.

The agreements define “change in control” as:

•	any person becomes the beneficial owner of our securities representing more than 50% of the combined voting power of our then outstanding securities;

•	continuing directors cease for any reason to constitute a majority of our directors;

•

we merge, consolidate or combine (including an exchange of securities with the security holders of an entity that is a constituent in a transaction) with any other entity, unless our voting securities outstanding immediately prior to the transaction continue to represent at least a majority of the combined voting power of the securities of the Company or the surviving entity;

•	we sell, lease or otherwise dispose of substantially all of our assets; or

•

any other event or circumstance occurs that results in our filing or being required to file a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control has occurred.

The agreements define “good reason” as:

•	a substantial and material adverse alteration in the executive’s responsibilities from those in effect immediately prior to a change in control;

•

a reduction of the executive’s rate of salary or annual or long-term incentive opportunities as in effect prior to the change in control, or a failure to provide employee benefits which, in the aggregate, are not significantly less favorable to the executive than those in effect immediately prior to the change in control;

•	the failure to pay the executive any portion of his or her current or deferred compensation when due;

•

our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the agreement, or any other breach by the Company of a material provision of the agreement or any written employment or other agreement with the executive; or

•

a requirement that the executive be based at an office or location that is more than 35 miles (one-way) from his or her primary office location immediately prior to the change in control, or to travel away from his or her office in the course of discharging his or her responsibilities significantly more than prior to the change in control.

In addition to the change in control severance agreements, the named executives and directors are parties to other agreements that have change in control provisions. Stock option agreements, stock appreciation rights agreements and restricted stock agreements have provisions that accelerate vesting upon the occurrence of a change in control. The term “change in control” has the same meaning as in the change in control severance agreements. Under the executive financial security plans of our named executives who are over age 55, if their employment is terminated by us without cause within two years after a change in control or by them within one year after a change in control, they become fully vested and will begin receiving payments as if they had reached age 65. Under the executive financial security plans of our named executives who are under age 55, five years are added to their credited years of service, but they will not begin to receive payments until they reach age 65.

Each named executive would have been entitled to receive the following if his employment had been terminated by us without cause or by him for good reason on the last day of our last fiscal year and a change in control had occurred in the preceding 24 months:

	Mel G. Brekhus		Kenneth R. Allen		Frederick G. Anderson		James B. Rogers		Stephen D. Mayfield
Monthly Nonqualified Deferred Compensation	$40,000	(1)	$7,309	(2)	$11,438	(3)	$6,000	(3)	$8,521	(3)
Severance	1,394,064		636,458		705,888		648,030		567,026
Vesting of Stock Options(4)	182,060		97,076		108,228		90,492		85,924
Benefits	20,517		20,517		29,609		29,609		19,687
Excise Tax Reimbursement(5)	—		—		—		318,783		—

TOTAL	$5,696,641		$2,197,445		$2,902,565		$2,166,914		$2,206,417

(1)	Monthly payments begin immediately and continue for 102.5 months.
(2)	Monthly payments begin immediately. Monthly payments increase to $9,512 when the executive reaches age 65 in August 2022, and continue until the latter of his death or the receipt of 180 payments by him and his beneficiary. For purposes of calculating the total amount due the named executive, we assumed he or his beneficiary received 180 monthly payments.
(3)	Monthly payments begin immediately and continue until the latter of the executive’s death or the receipt of 180 payments by the executive and his beneficiary. For purposes of calculating the total amount due the named executive, we assumed he or his beneficiary received 180 monthly payments.
(4)	Represents the difference between the closing price of the common stock on May 31, 2012 and the exercise price of all stock options whose vesting would be accelerated due to the change in control.
(5)	Estimates are subject to change based on the date of the change in control, the date of termination of the named executive, the interest rates then in effect and any changes of other assumptions used in the calculation.

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors is responsible for, among other things, reviewing our financial statements with management and the independent auditors. The committee’s role is one of oversight, whereas our management is responsible for preparing our financial statements and the independent auditors are responsible for auditing those financial statements. The Board of Directors has adopted a written charter for the committee. The committee annually reviews and reassesses the adequacy of the charter.

In connection with the fiscal year 2012 audit, the audit committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended; (iii) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and discussed with the auditors the auditors’ independence; and (iv) based on the reviews and discussions noted above, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2012 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Gary L. Pechota, Chairman

Eugenio Clariond, Member

Sam Coats, Member

Dorothy C. Weaver, Member

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and for the reviews of our financial statements included in the quarterly reports on Form 10-Q were approximately $700,000 in fiscal year 2012 and $809,500 in fiscal year 2011.

Audit-Related Fees. The aggregate fees paid for audit-related services rendered by Ernst & Young LLP were approximately $4,000 in fiscal year 2012 and $60,000 in fiscal year 2011. Audit-related services included pension audits and reference services.

Tax Fees. The aggregate fees paid for services rendered by Ernst & Young LLP for tax compliance and tax consulting were approximately $81,048 in fiscal year 2012 and $125,373 in fiscal year 2011.

All Other Fees. There were no other fees paid to, or services rendered by Ernst & Young LLP in fiscal years 2012 and 2011.

In appointing Ernst & Young LLP to serve as independent auditors for the fiscal year ending May 31, 2012, the audit committee considered whether the provision of these non-audit services is compatible with maintaining the independent auditors’ independence.

The audit committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP in fiscal years 2012 and 2011. Prior to the engagement of Ernst & Young LLP to provide audit and permissible non-audit services, the firm provides our Chief Financial Officer with a proposal and fee estimate, which he then communicates to the audit committee before it acts on the request for pre-approval of such services.

PROPOSAL NO. 2

RATIFY SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors selected Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for fiscal year 2012 and expects to select Ernst & Young LLP to audit its consolidated financial statements for fiscal year 2013. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection for 2013. Representatives of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Shareholder approval is not required for the selection of Ernst & Young LLP, since the audit committee has the responsibility for selecting auditors. No determination has been made as to what action the audit committee would take if shareholders do not approve the selection.

The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote will be required to approve the selection of Ernst & Young LLP as independent auditors.

The Board unanimously recommends you vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking you to approve the following advisory resolution at the annual meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

We urge you to read the Compensation Discussion and Analysis, the related compensation tables and the accompanying narrative in this proxy statement, which provide detailed information on our compensation policies and practices and the compensation of our named executive officers.

The Board believes that the policies and practices described in the Compensation Discussion and Analysis are effective in motivating management to achieve annual and long-term financial goals of the Company by fostering a pay-for-performance culture, aligning the executives’ long-term interests with those of the shareholders, and attracting and retaining executives for long and productive careers. Over the past four years during a period of depressed economic conditions in the construction industry, the named executive officers have received no cash bonuses or incentive payments other than the modest annual cash incentive payments they received for fiscal year 2012. In 2012 our president and chief executive officer’s 10% reduction in annual salary, and the other named executive officers’ 5% reduction in their annual salaries continued in effect. Equity-based incentives were comprised of stock option grants that were based on the consistent application of long-standing guidelines.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board values your opinions and the compensation committee will review and consider the voting results when evaluating our executive compensation program. The Board has determined to request an advisory shareholder say-on-pay vote on an annual basis.

The Board unanimously recommends you vote FOR the non-binding resolution approving the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF TEXAS INDUSTRIES, INC. 2004 OMNIBUS EQUITY COMPENSATION PLAN,

AS AMENDED AND RESTATED EFFECTIVE JULY 11, 1012

The Board is recommending that shareholders approve the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated effective July 11, 2012 (the “Amended 2004 Plan”). In July 2012, based on the recommendation of the Compensation Committee (the “Committee”), the Board unanimously approved the Amended 2004 Plan, which will not become effective unless it is approved by our shareholders. The original 2004 Plan, prior to being amended and restated, has been in effect since it was approved by shareholders in 2004 and will remain in effect if the Amended 2004 Plan is not approved by shareholders.

The reason the original 2004 Plan is being amended and restated is to add 2.5 million shares of common stock to the shares authorized to be issued under the plan, to extend the expiration date of the plan from October 19, 2014 to July 11, 2022, and to make other technical amendments.

The Board believes that the original 2004 Plan has been one of our most important tools in promoting a culture of pay for performance and aligning the interest of our directors, officers and employees with the investment interest of our shareholders in the creation of long-term shareholder value. The administrative flexibility and awards available under the 2004 Plan have enabled us to provide important long-term equity incentives to directors, officers and employees to achieve our strategic business plans. The Board also believes that the tools provided by the 2004 Plan have been instrumental in allowing us to compete for, motivate and retain talented directors, officers and employees. Because of the importance of the 2004 Plan, the Board believes it prudent to request shareholder approval of the Amended 2004 Plan at this annual meeting since the shares that remain available at May 31, 2012 for new awards may be insufficient to provide the full number of shares that the Committee expects to award in the next two years. The Board believes that it is important in recruiting and retaining talented individuals that the Company be able to demonstrate a clear ability to appropriately compensate them. Without a sufficient number of shares authorized for issuance under the 2004 Plan, it is not clear that we will be able to provide them a key component of their compensation.

Authorized Shares and Usage

Since inception of the original 2004 Plan, the 2.5 million shares currently authorized for issuance have been used as follows:

Shares issued pursuant to awards granted	165,914
Shares subject to outstanding awards	1,998,887
Weighted average exercise price of outstanding options	$40.13
Shares available for future grants	335,199

Our annual “burn rate”, or number of shares used each year as a percentage of our total outstanding shares of common stock, has averaged approximately 1.2% since the 2004 Plan was originally approved. We believe our burn rate reflects our responsible stewardship of the 2004 Plan and our sensitivity to the competing interests of avoiding excessive shareholder dilution but promoting an identity of interests between our directors, officers and employees and shareholders while providing an important component of our officers’ and employees’ total compensation.

The Board is also recommending that shareholders approve the Texas Industries, Inc. Management Deferred Compensation Plan. See “Proposal No. 5, Approval of the Texas Industries, Inc. Management Deferred Compensation Plan,” below. If both plans are approved by shareholders, there will be only 2.5 million additional shares authorized for issuance under the two plans combined because shares issued pursuant to the Management Deferred Compensation Plan will reduce the number of shares available for issuance under the Amended 2004 Plan by an equal number.

Summary Description of the Amended 2004 Plan

The full text of the Amended 2004 Plan is attached hereto as Appendix A. A summary follows for your convenience.

Purpose. The purpose of the Amended 2004 Plan is to promote the interests of the Company and its shareholders by strengthening our ability to attract, motivate and retain talented employees and directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depend, and to provide an additional incentive for such individuals, through stock ownership and other rights that promote and recognize the financial success and growth of the Company, to create value for shareholders. The Amended 2004 Plan accomplishes this purpose by providing a means to encourage the best efforts of employees and directors by developing in them a sense of proprietorship and personal involvement in our success, and to encourage them to devote their best efforts to our business, thereby advancing the interests of the Company and its shareholders.

Duration. Upon receiving shareholder approval, the Amended 2004 Plan will be effective as of July 11, 2012 and will terminate on July 11, 2022 unless sooner terminated by the Committee. If the shareholders do not approve the Amended 2004 Plan, the original 2004 Plan as approved by the shareholders in 2004 will remain in effect.

Administration. The Compensation Committee is responsible for administering the Amended 2004 Plan and has the discretionary power to interpret it and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines.

Determinations of the Committee are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Committee may also delegate to one or more Company officers the power to designate employees (other than executive officers of the Company) to be recipients of awards and the amount of such awards.

Adjustment of Authorized Shares. The maximum number of shares of Common Stock authorized for issuance under the Amended 2004 Plan and any outstanding awards is subject to adjustment upon the occurrence of various corporate events or transactions such as a merger, consolidation, reorganization, recapitalization, stock dividend, stock split and other transactions described in the Amended 2004 Plan.

Shares are counted against the authorization only to the extent they are actually issued. Shares which are the subject of awards that are forfeited prior to vesting or that terminate by expiration, forfeiture, cancellation or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to the Company, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Amended 2004 Plan. The maximum number of shares authorized for issuance under the Plan and the number of shares subject to outstanding awards may be adjusted by the Committee to reflect certain corporate events or transactions in order to prevent dilution or enlargement of a Participant’s rights under the Amended 2004 Plan.

Eligibility and Participation. All directors and employees of the Company and its affiliates and subsidiaries are eligible to receive awards. The Committee may select from and grant awards to eligible employees. Awards to non-employee directors may only be granted on a periodic non-discriminatory basis approved by the Board.

Stock Options. The Committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the Amended 2004 Plan. ISOs may be granted only to employees of the Company, its subsidiaries and its affiliates. The exercise price for both types of options cannot be less than the fair market value of the Company’s Common Stock on the date of grant. The options may have terms of up to ten years from the date of grant. The exercise price may be paid with cash, with previously acquired shares of Common Stock, or by other means approved by the Committee. No option granted under the Amended 2004 Plan will be repriced or replaced without shareholder approval, except to prevent an unintended dilution or enlargement of participants’ rights or benefits in the event of a corporate transaction or event such as a merger, acquisition, stock split or recapitalization, change in accounting rules or applicable laws or regulations or other matter having a similar impact.

Share Appreciation Rights (SARs). The Committee may grant SARs under the Amended 2004 Plan either alone or in tandem with stock options. The grant price of a SAR cannot be less than the fair market value of the Common Stock at the time of grant. The grant price and term of a tandem SAR will be the same as the price and term of the option with which it was granted. SARs may have terms of up to ten years from the date of grant.

Freestanding SARs may be exercised on such terms as the Committee determines. Tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of a SAR, the holder will receive cash, shares of Common Stock, or a combination of the two, as determined by the Committee, equal in value to the difference between the fair market value of the Common Stock subject to the SAR at the exercise date and the grant price.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units, subject to such vesting schedules, limitations on transfer and other restrictions as the Committee may determine. A participant who is awarded shares of restricted stock shall be the record owner of such shares and shall have all of the rights of a shareholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares, except to the extent the Committee specifically provides otherwise.

Restricted stock units represent an unfunded and unsecured right to receive shares of common stock or cash in the future upon the satisfaction of any condition or restriction imposed by the Committee. A holder of restricted stock units has no rights of ownership in any shares unless and until shares are delivered upon vesting and payment of such award.

Performance Units and Performance Shares. The Committee may award performance units and performance shares to participants under the Amended 2004 Plan. Performance units have an initial value determined by the Committee, while performance shares will have an initial value based on the fair market value of the stock on the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the Committee are met. The performance goals and periods may vary from participant to participant, group to group, and time to time.

Other Awards. Subject to the terms of the Amended 2004 Plan, the Committee may grant other equity-based awards on such terms as it may determine. The Committee may establish performance goals in its discretion. Such awards may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Non-Employee Director Awards. The Board may grant awards of any kind other than ISOs to non-employee Directors on a periodic, nondiscriminatory basis pursuant to the Amended 2004 Plan. Currently the Board grants awards of restricted stock to non-employee directors on an annual basis.

Other Provisions of Awards and Individual Award Agreements. The Committee shall determine, in its discretion, whether or not, and to what extent, an officer’s or non-employee director’s receipt of stock under the Amended 2004 Plan may or shall be deferred; the impact of the termination of the participant’s employment on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock or stock equivalent granted or delivered thereunder; and whether or not dividend equivalents will be paid with respect to any shares of Common Stock subject to an award that have not actually been issued under the award. Any dividend equivalents that are reinvested in additional shares or credited as additional restricted stock, restricted stock units, performance shares or other stock-based awards will be counted as shares issued pursuant to the Amended 2004 plan and subject to the limits on the number of shares authorized for issuance under the Amended 2004 Plan.

Neither ISOs nor, except as the Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

Treatment of Awards Upon a Corporate Event. If the Company is dissolved or liquidated, or if substantially all of its assets are sold or there is a merger or consolidation and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Amended 2004 Plan will become fully vested and exercisable and all restrictions on it will lapse. All options and SARS not exercised upon the occurrence of such a corporate event will terminate, and the Company may, in its discretion cancel all other awards then outstanding and pay the award holder its then current value as determined by the Committee.

Amendment of Awards or Plan and Adjustment of Awards. The Committee may at any time alter, amend, modify, suspend or terminate the Amended 2004 Plan or any form of award in whole or in part. No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

No amendment of the Amended 2004 Plan will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

The Company or the Committee may grant awards under terms differing from those provided for in the Amended 2004 Plan where such awards are granted in substitution for awards held by employees of other corporations who become Company employees as the result of a merger or other transaction.

Awards Net of Withholding. Awards under the Amended 2004 Plan may be subject to tax withholding. If so, the Company may require participants to remit the necessary taxes to the Company or may allow participants to satisfy their tax withholding requirements by causing shares of Common Stock to be withheld.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and exercise of options and the issuance of other awards under the Amended 2004 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Amended 2004 Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (although it is not subject to withholding) equal to the value of the shares at the time of exercise less the exercise price but not more than the gain realized on the disposition. The same amount is generally deductible by the Company as compensation. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.

Non-Qualified Stock Options. In general, a participant has no taxable income at the time of grant but realizes ordinary income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is generally deductible by the Company as compensation. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by a participant more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by a participant in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000. For employee participants, income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and therefore, the Company must make the necessary arrangement with the employee participant to ensure that the amount of the tax required to be withheld is available for payment.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or the Company upon the award of restricted stock units. Generally, the participant will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the restricted stock units in an amount equal to the aggregate of any cash received and the fair market value of any shares so transferred, and the Company will get a corresponding deduction. For employee participants, income recognized will be considered compensation subject to withholding.

Restricted Stock. A participant will not realize taxable income at the time of grant of restricted stock, and the Company will not be entitled to a deduction at that time, assuming that the restrictions applicable to the shares constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture related to the shares lapses, the participant will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company generally will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to restricted stock paid to the participant before the risk of forfeiture lapses will also be compensation income to the participant when paid and be deductible as such by the Company. Notwithstanding the foregoing, (i) a participant may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock based on the fair market value of the shares on the date of the grant, in which case the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the participant during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company as compensation, and (iii) there will be no further federal income tax consequences when the risk of forfeiture lapses. An 83(b) election must be made not later than 30 days after the grant of the restricted stock and is generally irrevocable. For employee participants, income recognized will be considered compensation subject to withholding.

Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of stock appreciation rights (“SARs”). Generally, the participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. For employee participants, income recognized will be considered compensation subject to withholding.

Performance Shares, Performance Units and Other Stock Based Awards. There will be no federal income tax consequences to either the participant or the Company upon the grant of performance shares, performance units or other stock based awards. Generally, the participant will recognize ordinary income upon the receipt of cash and/or shares of common stock in payment of performance shares or performance units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. The Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. For employee participants, income recognized will be considered compensation subject to withholding.

Dividend Equivalents. Generally, a participant will recognize ordinary income upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. For employee participants, income recognized will be considered compensation subject to withholding.

Code Section 162(m). Section 162(m) of the Code places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance-based compensation” under Section 162(m) of the Code are exempt from the cap and do not count towards the $1 million limit.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan are currently includible in gross income to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. It is intended that awards made under the Amended 2004 Plan be structured to be exempt from or compliant with Section 409A of the Code.

The Board unanimously recommends you vote FOR the Amended 2004 Plan.

PROPOSAL NO. 5

APPROVAL OF TEXAS INDUSTRIES, INC. MANAGEMENT DEFERRED COMPENSATION PLAN

The Board is recommending that shareholders approve the Texas Industries, Inc. Management Deferred Compensation Plan (the “Deferred Compensation Plan”). In July 2012, based on the recommendation of the Compensation Committee, the Board unanimously approved the Deferred Compensation Plan, which will not become effective unless it is approved by our shareholders.

We currently provide to our key management employees the option to participate in the Executive Financial Security Plan, or EFSP, a non-qualified defined benefit deferred compensation plan. See footnote 3 to the Summary Compensation Table, above, for a description of the EFSP. Two factors have caused the Board to re-evaluate whether we should continue to offer the EFSP to new key management employees. First, even as the general economy has slowly recovered from the recession, the construction industry has continued to struggle, and the cost of the EFSP has become more of a concern. Also, defined benefit plans continue to be phased out of the compensation programs of many companies. The Board recognizes, however, that the EFSP has played an important role in attracting and retaining our key management employees. In consultation with the Committee’s compensation consultant, management and the Committee developed the Deferred Compensation Plan and recommended its adoption to the Board. The Board determined that implementing the Deferred Compensation Plan to replace the EFSP should permit us to remain competitive in attracting and retaining key management employees, and to do so in a way that should make our costs more controllable, more predictable and less volatile. In conjunction with the approval of the Deferred Compensation Plan by shareholders, the Board has determined to freeze the EFSP by not permitting any new participants to enroll or any increase in benefits of current participants.

The Board believes that the Deferred Compensation Plan will provide key managers with a financial planning tool that will help close the gap in total compensation caused by freezing the EFSP. It will also complement the Amended 2004 Plan by generating real equity ownership in the Company and thereby strengthening the alignment with our shareholders. The Board also believes that the tools provided by the Deferred Compensation Plan will allow us to compete for, motivate and retain talented key managers and directors, which will be particularly important since the ESFP will not be available to serve that purpose.

Summary Description of the Deferred Compensation Plan

The full text of the Deferred Compensation Plan is attached hereto as Appendix B. A summary follows for your convenience.

Purpose of the Deferred Compensation Plan. The Board believes that the Deferred Compensation Plan creates a means to:

•	raise the level of stock ownership in the Company by directors and key management employees, thereby strengthening the mutuality of interests between directors, such employees and the shareholders;

•

promote the interests of the Company and its shareholders by strengthening our ability to attract, motivate and retain key management employees and directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depend;

•	provide an additional incentive for such individuals, through stock ownership and other rights, to promote the financial success and growth of the Company and create value for shareholders; and

•	provide deferred compensation to directors and selected key management employees.

The Deferred Compensation Plan fosters the development by our key management employees and directors of a sense of proprietorship and personal involvement in our success, thereby advancing the interests of the Company and its shareholders.

Duration. Upon receiving shareholder approval, the Deferred Compensation Plan will be effective as of July 11, 2012 and will terminate on July 11, 2022 unless sooner terminated by the Committee.

Authorized Shares. The number of shares authorized for issuance under the Deferred Compensation Plan is 2.5 million. The Board is also recommending that shareholders approve the Amended 2004 Plan. See “Proposal No. 4, Approval of the Texas Industries, Inc. Omnibus Equity Compensation Plan as Amended and Restated

Effective July 11, 2012,” above. If the Amended 2004 Plan is approved by shareholders, the shares issued pursuant to the Deferred Compensation Plan will reduce the number of shares available for issuance under the Amended 2004 Plan, with the result that the total number of additional shares that will be authorized for issuance under the two plans combined will be only 2.5 million.

Administration. The Compensation Committee is responsible for administering the Deferred Compensation Plan and has the discretionary power to interpret it and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments and guidelines. Determinations of the Committee made under the Deferred Compensation Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors.

Adjustment of Authorized Shares. The maximum number of shares of common stock authorized for issuance under the Deferred Compensation Plan and any outstanding awards is subject to adjustment upon the occurrence of various corporate events or transactions such as a merger, consolidation, reorganization, recapitalization, stock dividend, stock split and other transactions described in the Deferred Compensation Plan.

Shares are counted against the authorization only to the extent they are actually issued. Shares which are the subject of awards that are forfeited prior to vesting or that terminate by expiration, forfeiture, cancellation or otherwise, or are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the tax withholding requirements of any award are satisfied by tendering shares to the Company, only the number of shares issued, net of the shares tendered, will be deemed issued under the Deferred Compensation Plan. The maximum number of shares authorized for issuance under the Plan and the number of shares subject to outstanding awards may be adjusted by the Committee to reflect certain corporate events or transactions in order to prevent dilution or enlargement of a Participant’s rights under the Deferred Compensation Plan.

Eligibility and Participation. Directors and key management employees of the Company, its subsidiaries and its affiliates are eligible to participate in the Deferred Compensation Plan. The Committee will select the eligible employees who will be offered the opportunity to participate in the Deferred Compensation Plan. We expect that currently there will be approximately 30 directors and officers and 40 key management employees who currently will be eligible to participate in the Deferred Compensation Plan

Compensation Eligible for Deferral. The following compensation is eligible for deferral by a participant:

•	100% of a participant’s annual cash incentive payment,

•	100% of a participant’s long-term cash incentive payment,

•	100% of a non-employee director’s annual cash fees;

•	100% of an award of restricted stock units that, if no election is made under the Deferred Compensation Plan, would be granted under the 2004 Plan; and

•	any other or different compensation that has been designated by the Committee as eligible for deferral under the Deferred Compensation Plan.

Deferral Elections. Participants may elect each year to defer all or a portion of their eligible compensation that year. The election notice must specify the time period that the participant elects to defer receipt of compensation, which must be at least four years.

Award of Restricted Stock Units in Lieu of Deferred Compensation. In lieu of receiving the compensation being deferred, participants will be awarded restricted stock units, or RSUs, pursuant to the Deferred Compensation Plan. An RSU is a unit of measurement of compensation payable to a participant equivalent to one share of common stock, but with none of the attendant rights of a shareholder, including the right to vote, until shares of common stock are actually issued to the Participant pursuant to the terms of the Deferred Compensation Plan. At the discretion of the Committee, a participant may be entitled to receive dividend equivalents with respect to dividends declared on shares of common stock.

For deferred cash compensation, the number of RSUs awarded will be determined by dividing the amount of the participant’s deferred cash compensation by the fair market value of a share of common stock on the award date. The fair market value will be the average closing price of the common stock for the preceding 30 trading days. For deferred 2004 Plan restricted stock units, the number of RSUs awarded under the Deferred Compensation Plan will equal the number of restricted stock units that would otherwise have been awarded under the 2004 Plan. The RSUs awarded under the Deferred Compensation Plan will have the same vesting provisions and other restrictions as the 2004 Plan restricted stock units would have had.

Matching RSUs. To encourage participation in the Deferred Compensation Plan and help fill the gap in total compensation caused by freezing the EFSP, the Committee may determine that additional awards of matching RSUs will be made to participants. The Committee will determine the rate at which matching RSUs will be awarded. The matching RSUs will have the same deferral period and forfeiture and cancelation provisions as the RSUs that are being matched, except that matching RSUs may vest in accordance with such schedule as the Committee may determine.

Vesting and Payment of RSUs. RSUs awarded in lieu of cash compensation will be immediately vested. RSUs awarded in lieu of the award of 2004 Plan restricted stock units will vest in accordance with the vesting terms that would have applied to the 2004 Plan restricted stock units. Matching RSUs will vest in accordance with such schedule as the Committee may determine. All RSUs will also fully vest upon the death, disability or retirement of the participant.

With respect to each vested RSU, we will issue to the participant one share of common stock upon the earlier of: (i) the end of the deferral period selected by the participant or (ii) within 90 days following the participant’s termination of employment.

With respect to unvested RSUs, except as otherwise provided by the Committee, if a participant is involuntarily terminated for cause or voluntarily terminates his or her employment for reasons other than death or disability or retirement, the participant’s unvested RSUs shall be forfeited. Except as otherwise provided by the Committee, if a participant’s employment is terminated by us for any reason other than cause or by reason of death or disability or retirement, the participant’s unvested RSUs will vest pro rata based the number of full years that the Participant was employed during the vesting period; and with respect to each such vested RSU, we will issue to the participant one share of common stock. All remaining unvested RSUs will be forfeited.

Other Provisions of Awards. Except as the Committee otherwise expressly determines, awards may not be transferred other than by will or by the laws of descent and distribution.

At the discretion of the Committee, participants may be entitled to receive dividend equivalents with respect to dividends declared on the shares of our common stock. Such dividend equivalents may be in the form of cash, shares, or RSUs. Any dividend equivalents that are reinvested in additional shares or credited as additional RSUs will be counted as shares issued pursuant to the Deferred Compensation plan and subject to the limits on the number of shares authorized for issuance under the Deferred Compensation Plan.

Treatment of Awards upon a Corporate Event. If the Company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the Deferred Compensation Plan will become fully vested and all restrictions on it will lapse.

Amendment of Awards or Plan and Adjustment of Awards. The Committee may at any time alter, amend, modify, suspend or terminate the Deferred Compensation Plan or any award in whole or in part. No amendment may adversely affect the rights of any participant under an outstanding award without his or her consent.

No amendment of the Deferred Compensation Plan of any kind will be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

The Company or the Committee may grant awards under terms differing from those provided for in the Deferred Compensation Plan where such awards are granted in substitution for awards held by employees of other corporations who become Company employees as the result of a merger or other transaction.

Awards Net of Withholding. Awards under the Deferred Compensation Plan may be subject to tax withholding. If so, the Company may require the participant to remit the necessary taxes to the Company or may allow participants to satisfy their tax withholding requirements by causing shares of common stock to be withheld.

The Board unanimously recommends you vote FOR the Deferred Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 generally requires our directors and executive officers and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and 10% owners are required by the SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of copies of such reports furnished to us and written representations of our directors and executive officers indicating that no other reports were required to be filed during the 2012 fiscal year, we believe that all filing requirements applicable to our directors, executive officers and 10% owners were complied with in accordance with Section 16(a).

2013 SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the 2013 annual meeting of shareholders and to be included in our Proxy Statement must be received by the Secretary of the Company at our principal executive offices by the close of business on April 26, 2013. The proposal must comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in our Proxy Statement. If you wish to submit a proposal that is not to be included in our 2013 Proxy Statement, your proposal must be received by the Secretary at our principal executive offices not earlier than the close of business on June 12, 2013 and not later than the close of business on July 12, 2013. The proposal must comply with the additional requirements regarding advance notice of shareholder proposals in our bylaws.

MULTIPLE SHAREHOLDERS SHARING SAME ADDRESS

We have elected to implement the Securities and Exchange Commission’s “householding” rules that permit delivery of only one annual report to shareholders, proxy statement or notice of availability of proxy materials, as applicable, to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one annual report to shareholders, proxy statement or notice of availability of proxy materials, as applicable, you may request a separate copy of these materials at no cost to you. If you are a registered holder of shares, you may request a separate copy by calling Computershare Investor Services at (800) 454-8620, or by writing to Texas Industries, Inc., c/o Computershare Investor Services, P.O. Box 358016, Pittsburgh, PA 15252-8016. If you hold shares in street name, you may request a separate copy by calling Investor Communication Services at (800) 542-1061, or by writing to Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by contacting Investor Communication Services at the above phone number or address.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors was not aware that any matters not referred to in this Proxy Statement would be presented for action at this annual meeting. If any other matters should come before the annual meeting, the persons named in the accompanying proxy will have the discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Frederick G. Anderson

Secretary

Appendix A

Texas Industries, Inc.

2004 Omnibus Equity Compensation Plan

(as amended and restated effective July 11, 2012)

Texas Industries, Inc.

2004 Omnibus Equity Compensation Plan

(as amended and restated effective July 11, 2012)

A-i

Texas Industries, Inc.

2004 Omnibus Equity Compensation Plan

(as amended and restated effective July 11, 2012)

Article 1.	Establishment, Purpose, and Duration

1.1   Establishment.   Texas Industries, Inc., a Delaware corporation (the “Company”), has established an incentive compensation plan known as the 2004 Omnibus Equity Compensation Plan as set forth in this document and any amendments hereto (as amended from time to time, the “Plan”).

The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock-Based Awards.

The Plan originally became effective upon Shareholder approval on October 19, 2004 (the “Effective Date”). This amendment and restatement of the Plan was adopted by the Board on July 11, 2012, and will become effective as of July 11, 2012 if this amendment and restatement of the Plan is approved by the Shareholders of the Company at a duly held meeting of the Shareholders to be held on October 10, 2012. If this amendment and restatement of the Plan is not so approved by the Shareholders of the Company, then the 2004 Omnibus Equity Compensation Plan, as in effect immediately prior to July 11, 2012 shall remain in effect. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2   Purpose of the Plan.   The purpose of the Plan is to promote the interests of the Company and its Shareholders by strengthening the Company’s ability to attract, motivate and retain Employees and Directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for Shareholders.

1.3   Duration of the Plan.   Unless sooner terminated as provided herein, the Plan shall terminate on July 11, 2022, which is ten years from the date this amendment and restatement of the Plan became effective in accordance with Section 1.1 hereof.   After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Award” means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3	“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

2.7	“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.

2.8.	“Company” means Texas Industries, Inc., a Delaware corporation, and any successor thereto as provided in Article 21 herein.

2.9	“Director” means any individual who is a member of the Board of Directors of the Company.

2.10	“Disability” means total and permanent disability as determined by the Committee.

2.11	“Effective Date” has the meaning set forth in Section 1.1.

2.12	“Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.14	“Fair Market Value” or “FMV” means the closing selling price of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange on the applicable date (or if there was no reported sale on such exchange, then on the last preceding day on which any reported sale occurred on such exchange). If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

2.15	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.16	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.17	“Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.18	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.19	“Non-Employee Director” means a Director who is not an Employee.

2.20	“Non-Employee Director Award” means any NQSO, SAR, grant of Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award, whether singly, in combination, or in tandem, issued to a Participant who is a Non-Employee Director pursuant to such applicable terms, conditions and limitations as the Board may establish in accordance with this Plan.

2.21	“Non-Qualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.22	“Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article 6.

2.23	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.25	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.26	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.27	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.28	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.29	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.30	“Plan” means the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan as the same may be amended and/or restated from time to time.

2.31	“Plan Year” means the calendar year.

2.32	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.33	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.34	“Share” means a share of common stock of the Company, $1.00 par value per share.

2.35	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.36	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.37	“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.	Administration

3.1   General.   The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, computations or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under the Plan.

3.2   Authority of the Committee.   Subject to the terms of the Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan (including interpreting any disputed, inconsistent or ambiguous terms therein), to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering the Plan as the Committee may deem necessary or proper.   Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, and, subject to Article 17, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.

3.3   Delegation.   The Committee may delegate to one or more of its members, or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable; and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan, and the Committee or any person to whom it has delegated duties or powers may rely upon the advice, opinions, computations or valuations of any such persons. The Committee may, by resolution, authorize one or more officers of the Company to do any of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards. The Committee shall not delegate such responsibilities with respect to Awards granted to an officer who is considered an Insider. The resolution providing for such delegation shall set forth the total number of Awards such officer(s) may grant; and, the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4   Indemnification.   The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws of the Company, indemnify each director, officer or employee of the Company and its Affiliates and Subsidiaries (including the respective heirs, executors, administrators and other personal representatives of such persons) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation or the Bylaws of the Company.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1   Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.3 herein, (i) the maximum number of Shares available for issuance to Participants under the Plan shall be five million (5,000,000) Shares, and (ii) the maximum aggregate number of Shares for which Options and SARs may be granted under the Plan to any one Participant during any calendar year shall be five million (5,000,000) Shares.

(b)	Subject to adjustment as provided in Section 4.3, and subject to the limits set forth in Section 4.1(a), and in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to ISOs and NQSOs shall be (i) five million (5,000,000) Shares that may be issued pursuant to Awards in the form of ISOs, and (ii) five million (5,000,000) Shares that may be issued pursuant to Awards in the form of NQSO’s.

(c)	If the Texas Industries, Inc. Management Deferred Compensation Plan (the “Deferred Compensation Plan”) is approved by the shareholders of the Company, then the shares of Common Stock issued or represented by outstanding awards pursuant to the Deferred Compensation Plan shall reduce the number of Shares available for issuance under this Section 4.1 by an equal number, and the number of Shares available for issuance under this Section 4.1 shall be limited so that the total number of Shares issued or representing outstanding awards under this Plan and the Deferred Compensation Plan together shall not exceed 5,000,000.

4.2   Share Usage.   Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which are forfeited prior to vesting or which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

4.3   Adjustments in Authorized Shares.   In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to Shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards and other value determinations applicable to outstanding Awards. The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder or the number or types of options that may be granted hereunder, the Committee may authorize the issuance or assumption of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate; provided, however, that, subject to adjustment as provided above, the maximum amount of Shares with respect to which ISOs, NQSOs and/or other Awards may be granted under this paragraph is as set forth in section 4.1 hereof.

Article 5.	Eligibility and Participation

5.1   Eligibility.   Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors.

5.2   Actual Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award, except that in the case of Non-Employee Directors, such determinations shall be made by the Board pursuant to Section 11.

Article 6.   Stock Options

6.1   Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the regulations thereunder). No Incentive Stock Options may be granted after July 11, 2022.

6.2   Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the

Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3   Option Price.   The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement; provided, however, the Option Price shall never be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4   Duration of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5   Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6   Payment.   Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7   Restrictions on Share Transferability.   The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8   Termination of Employment.   Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9   Transferability of Options.

(a)

Incentive Stock Options.   No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Non-Qualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be transferred, pledged, sold, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.10   Notification of Disqualifying Disposition.   If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.11   Substituting SARs.   The Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Stock (or SARs paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided the terms of the substituted Stock SARs are substantially equivalent to the terms for the Options, and the excess of the Fair Market Value of the underlying Shares over the aggregate Grant Price of the SARs is equivalent to the excess of the Fair Market Value of the underlying Shares over the aggregate Option Price of the Options.   If this provision creates adverse accounting consequences for the Company, it shall be considered void by the Committee.

Article 7.   Stock Appreciation Rights

7.1   Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may not be less than one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2   SAR Agreement.   Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3   Term of SAR.   The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4   Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5.   Exercise of Tandem SARs.   Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO over the aggregate Option Price of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the aggregate Option Price of the ISO.

7.6   Payment of SAR Amount.   Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be.   Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8   Non-Transferability of SARs.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.   With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8.	Restricted Stock and Restricted Stock Units

8.1.   Grant of Restricted Stock or Restricted Stock Units.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. A Participant who is awarded Shares of Restricted Stock shall be the record owner of such Shares and shall have all of the rights of a shareholder with respect to such Shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares, except to the extent the Award Agreement specifically provides otherwise. Restricted Stock Units represent an unfunded and unsecured right to receive Shares or cash in the future upon the satisfaction of any condition or restriction imposed by the Committee. A holder of Restricted Stock Units has no rights of ownership in any Shares unless and until Shares are delivered upon vesting and payment of such award.

8.2   Restricted Stock or Restricted Stock Unit Agreement.   Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3   Transferability.  Except as provided in this Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise determined at any time by the Committee.   All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or determined at any time by the Committee.

8.4   Other Restrictions.   The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8 or under applicable law, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine.

8.5   Certificate Legend.   In addition to any legends placed on certificates pursuant to Section 20.2, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

“The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Texas Industries, Inc.”

8.6   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.7   Section 83(b) Election.   The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.	Performance Units/ Performance Shares

9.1   Grant of Performance Units/Performance Shares.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2   Value of Performance Units/Performance Shares.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/ Performance Shares that will be paid out to the Participant.

9.3   Earning of Performance Units/Performance Shares.   Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4   Form and Timing of Payment of Performance Units/Performance Shares.   Payment of earned Performance Units/ Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee and as evidenced in the Award Agreement. The determination of the Committee with respect to the form of payout of such Awards and restrictions shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5   Dividends and Other Distributions.   At the discretion of the Committee, Participants holding Performance Shares may be entitled to receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividend equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Award Agreement.

9.6   Termination of Employment.   Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.7   Non-Transferability.   Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those Performance Units/ Performance Shares, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 10.	Other Stock-Based Awards

10.1   Grant of Other Stock-Based Awards.   The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2   Value of Other Stock-Based Awards.   Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3   Payment of Other Stock-Based Awards.   Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4   Termination of Employment.   The Committee shall determine the extent to which the Participant shall have the right to retain Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee. Such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.5   Non-Transferability.   Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11.	Non-Employee Director Awards

Non-Employee Directors may only be granted Awards under the Plan in accordance with this Article 11 and which shall not be subject to management’s discretion. From time to time, the Committee, subject to the approval of the Board of Directors, shall set the amount(s) and type(s) of equity awards that shall be granted to all Non-Employee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: the number of committees of the Board on which a Non-Employee Director serves, service of a Non-Employee Director as the chair of a Committee of the Board, service of a Non-Employee Director as Chairman of the Board, service of a Non-Employee Director as a Lead Director or the first selection or appointment of an individual to the Board as a Non-Employee Director and any subsequent reelection of such Non-Employee Director to the Board. Subject to the foregoing, the Board shall grant such Awards to Non-Employee Directors and the Non-Employee Chairman of the Board and/or the Non-Employee Lead Director and grant New Non-Employee Director Awards, as it shall from time to time determine.

Article 12.	Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Any dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards shall be counted as Shares issued pursuant to this Plan and subject to the provisions of Article 4.

Article 13.	Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 14.   Deferrals

The Committee may permit or, in an Award Agreement, require officers or Non-Employee Directors to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such officers or Non-Employee Directors by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, or Other Stock-Based Awards.   If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 15.	Rights of Participants

15.1   Employment.   Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, or service as a Director, for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.

15.2   Participation.   No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.3   Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.4   No Third Party Beneficiaries.   This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to the Plan or any Award Agreement.

Article 16.	Corporate Events

Unless otherwise set forth in the Award Agreement, upon a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder (each a “Corporate Event”), each Participant shall be given at least ten days prior written notice of the occurrence of such Corporate Event, every Award outstanding hereunder shall become fully vested and exercisable, all restrictions on such Awards shall lapse and each Participant may exercise any Award that is in the form of an Option or SAR, in whole or in part, prior to or simultaneously with such Corporate Event. Unless otherwise set forth in the Award Agreement, upon the occurrence of any such Corporate Event, any Option or SAR not exercised pursuant hereto shall terminate. Unless otherwise set forth in the Award Agreement, furthermore, upon the occurrence of a Corporate Event, the Company shall have the option to cancel every outstanding Award hereunder (other than Options and SARs outstanding the cancellation of which would be handled by the preceding sentence) and to pay the holder of such Awards the value of those Awards as determined by the Board or Committee in their sole discretion.

Article 17.	Amendment, Modification, Suspension and Termination

17.1   Amendment, Modification, Suspension and Termination.   Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s Shareholders and except as provided in Sections 4.3 and 6.11 hereof, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option, and no amendment of the Plan shall be made without Shareholder approval if Shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual.

17.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than the events described in Section 4.3 hereof, the adjustments for which will be governed by Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

17.3   Awards Previously Granted.   Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 18.	Withholding

18.1   Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2   Share Withholding.   With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.   If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.	General Provisions

20.1   Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

20.2   Legend.   The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3   Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4   Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5   Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6   Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7   Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8   Investment Representations.   The Committee may require any person receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9   Employees, Directors and Participants Based Outside of the United States.

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries may operate or have Employees, Directors or Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Employees, Directors or Participants outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10   Uncertificated Shares.   To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11   Unfunded Plan.   Participants shall have no right, title or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries and/or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

20.12   No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13   Code Section 409A.   The compensation payable by the Company to or with respect to a Participant pursuant to this Plan is intended to be compensation that is not subject to the tax imposed by Section 409A of the Code, and the Plan and Award Agreements shall be administered and construed to the fullest extent possible to reflect and implement such intent; provided, however, that any provision of this Plan or an Award Agreement to the contrary notwithstanding, the Committee, the Company and its Affiliates and their respective directors, officers, employees and agents do not guarantee any particular tax treatment with respect to the compensation payable pursuant to the Plan or an Award Agreement, and shall not be responsible or liable for any such treatment.

20.14   Nonexclusivity of the Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.15   No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.16   Ratification of Actions.   By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

20.17   Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.18   Jury Waiver.   Every Participant, every person claiming under or through a Participant, and the Company hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or any Award Agreement issued pursuant to the Plan.

20.19   Electronic Documentation.   Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment or other documentation, in a manner that the Company has prescribed or that is otherwise acceptable to the Company, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Company and that such delivery is not prohibited by applicable laws and regulations.

Appendix B

Texas Industries, Inc.

Management Deferred Compensation Plan

Texas Industries, Inc.

Management Deferred Compensation Plan

B-i

Texas Industries, Inc.

Management Deferred Compensation Plan

Article 1.	Establishment, Purpose, and Duration

1.1  Establishment.   Texas Industries, Inc., a Delaware corporation (the “Company”), establishes an equity incentive compensation plan to be known as the Management Deferred Compensation Plan as set forth in this document and any amendments hereto (as amended from time to time, this “Plan”).

This Plan was adopted by the Board on July 11, 2012, and will become effective as of July 11, 2012 (the “Effective Date”) if this Plan is approved by the Shareholders of the Company. This Plan shall remain in effect as provided in Section 12.3 hereof.

1.2  Purpose of the Plan.   The purpose of this Plan is to provide equity incentive compensation to the Directors and selected key management employees of Texas Industries, Inc. and its Affiliates and Subsidiaries. Participants in this Plan receive Restricted Stock Units (“RSUs”) in lieu of all or a portion of their Eligible Compensation. The Plan is intended to be a plan “which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2) and 301(a)(3) of the Employee Retirement Income Security Act of 1974, as amended. The Company has established this Plan as a means to:

•

by investing in RSUs, raise the level of stock ownership in the Company by Directors and such Employees, thereby strengthening the mutuality of interests between Directors, such Employees and the Company’s shareholders,

•

promote the interests of the Company and its Shareholders by strengthening the Company’s ability to attract, motivate and retain key management employees and Directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend,

•	provide an additional incentive for such individuals through stock ownership and other rights to promote the financial success and growth of the Company and create value for Shareholders, and

•	provide deferred compensation to Directors and selected key management Employees.

Article 2.	Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“2004 Omnibus Plan” means the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and/or restated from time to time.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

“Award” means an award under this Plan of RSUs to a Participant, in each case subject to the terms of this Plan.

“Award Date” means the date on which RSUs are awarded pursuant to Article 6.

“Beneficiary” means a beneficiary or beneficiaries designated by the Participant under Article 9.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means (a) a Participant’s willful and continued failure to substantially perform his or her duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company, or (b) conviction of a felony involving moral turpitude, or (c) willful conduct by the Participant which is demonstrably and materially injurious to the Company, monetarily or otherwise, or constitutes fraud against the Company or theft of Company property. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan.

“Common Stock” means the shares of common stock, $1.00 par value, of the Company.

“Company” means Texas Industries, Inc., a Delaware corporation, and any successor thereto as provided in Article 16 herein.

“Deferral Period” means a period of time (expressed in whole years) not less than four years beginning on an Award Date as specified by the Participant in his or her Election Agreement with respect to RSUs awarded on that Award Date.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” means a physical or mental condition that entitles the Participant to receive disability benefits under any long-term disability plan maintained by the Company and covering the Participant.

“Effective Date” has the meaning set forth in Section 1.1.

“Election Agreement” means a written agreement executed by a Participant setting forth his or her election to defer receipt of a specified portion of his or her Eligible Compensation for the Deferral Period and to authorize the Company to credit such amount to this Plan in the form of an award of RSUs. An Election Agreement shall contain such provisions, consistent with the provisions of this Plan, as may be established from time to time by the Company or Committee.

“Eligible Cash Compensation” means (i) 100% of a Participant’s annual cash incentive payment, (ii) 100% of a Participant’s long-term cash incentive payment, and/or (iii) any other or different cash compensation that has been designated by the Committee as eligible for deferral under this Plan pursuant to an Election Agreement. For Non-Employee Directors, Eligible Cash Compensation shall also include 100% of a Director’s annual cash fees.

“Eligible Compensation” means (i) Eligible Cash Compensation, (ii) 100% of an award of Restricted Stock Units that, if no election is made under this Plan, would be issued under the 2004 Omnibus Plan, and/or (iii) any other or different compensation that has been designated by the Committee as eligible for deferral under this Plan pursuant to an Election Agreement.

“Employee” means any employee of the Company, its Affiliates and/or Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Extension of Deferral Period Form” means a form used by a Participant to make a subsequent election to extend the Deferral Period applicable to his or her RSUs. An Extension of Deferral Period Form shall contain such provisions, consistent with the provisions of this Plan, as may be established from time to time by the Company or Committee.

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date the average closing selling price of a share of Common Stock on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) for the 30 trading days prior to such date. If shares of Common Stock are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee based on objective criteria.

“Non-Employee Director” means a Director who is not an Employee.

“Matching RSUs” means RSUs awarded to a Participant in the discretion and at the direction of the Committee pursuant to Section 6.4.

“Participant” means any eligible person who is selected and elects to participate in this Plan in accordance with Article 5 and the other terms of this Plan.

“Plan” means the Texas Industries, Inc. Management Deferred Compensation Plan, as the same may be amended from time to time.

“Plan Year” means the calendar year.

“Restricted Stock Unit” or “RSU” means a unit of measurement of compensation payable to a Participant under this Plan equivalent to the Fair Market Value of one share of Common Stock, but with none of the attendant rights of a shareholder, including the right to vote, unless and until shares of Common Stock are actually issued to the Participant pursuant to Article 7. The fair market value of an RSU on any date shall be deemed to be the Fair Market Value of a share of Common Stock on that date.

“Retirement” means a termination of employment with the Company and all Affiliates and Subsidiaries (other than for Cause) normally at or after age 65 or at an earlier age if approved by the Committee.

“Share” means a share of Common Stock of the Company.

“Subsequent Deferral Period” means a period of time (expressed in whole years) of not less than five years that begins on the date the Deferral Period is scheduled to end, and that is elected by a Participant with respect to his or her RSUs in accordance with the requirements of Section 6.5 of this Plan.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.	Administration

3.1  General.   The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. The Committee shall have the authority to bring an action in the name of the Company in any court of competent jurisdiction to enforce, define or defend any action or determination under this Plan.

3.2  Authority of the Committee.   Subject to the terms of this Plan, the Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Election Agreement or other agreement or document ancillary to or in connection with this Plan (including interpreting any disputed, inconsistent or ambiguous terms in this Plan), to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Participants, establishing all Award terms and conditions, including the terms and conditions set forth in Election Agreements, and, subject to Article 12, adopting modifications and amendments to this Plan or any Election Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates and/or its Subsidiaries operate.

3.3  Delegation.   The Committee may delegate to one or more of its members, or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan and may rely upon any opinion or computation received from any such person.

3.4  Indemnification.   The Company shall, to the fullest extent permitted by law and the Certificate of Incorporation and Bylaws of the Company, indemnify each director, officer or employee of the Company and its Affiliates and Subsidiaries (including the respective heirs, executors, administrators and other personal representatives of such persons) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation or the Bylaws of the Company.

Article 4.	Shares Subject to the Plan and Maximum Awards

4.1  Number of Shares Available for Awards.   Subject to adjustment as provided in Section 4.3, the maximum number of shares of Common Stock available for issuance to Participants under this Plan shall be 2,500,000 shares.

4.2  Share Usage.   Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, or are settled in cash in lieu of Shares, shall be available again for grant under this Plan. Moreover, if the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if the number of Shares otherwise deliverable has been reduced for withholding, only the net number of Shares delivered will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan and the number of shares exchanged or reduced shall again be available under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3  Adjustments in Authorized Shares.   In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Common Stock of the Company or the capitalization of the Company)

such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to Shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, and other value determinations applicable to outstanding Awards. The Committee shall also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Article 5.	Eligibility and Participation

5.1  Eligibility.   Individuals eligible to participate in this Plan include all key management Employees and Directors.

5.2  Actual Participation.   Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those who may participate in this Plan. The Committee may, in its sole discretion, designate on a prospective basis any Participant in this Plan as ineligible to participate further in this Plan.

Article 6.	RSU Awards

6.1  General.   Each Participant may:

•	elect to receive an award of RSUs under this Plan in lieu of up to 100% of his or her Eligible Cash Compensation,

•

elect to receive an award of RSUs under this Plan in lieu of an award of restricted stock units under the 2004 Omnibus Plan, provided that the RSUs awarded under this Plan will be subject to the same vesting conditions, other restrictions and risk of forfeiture as would have applied to the restricted stock units that would otherwise have been granted under the 2004 Omnibus Plan, and

•	receive Matching RSUs under this Plan in the amount and manner determined by the Committee.

As of the applicable Award Date, RSUs shall be awarded to Participants and credited to accounts held under this Plan on behalf of Participants on a book-entry basis.

6.2  Awards of RSUs in Lieu of Eligible Cash Compensation.

(a) Each Participant may elect to receive an award of RSUs in lieu of up to 100% of his or her Eligible Cash Compensation by completing an Election Agreement and submitting it to the Company. In order for an Election Agreement to be given effect, it must be received by the Company under procedures and timing specified by the Company, but no later than the last date permitted by Section 409A of the Code for a timely election. A timely election pursuant to such Election Agreement will be effective on and after the date the Election Agreement is executed by the Participant and submitted to the Company. Any such election shall be valid solely for the Eligible Cash Compensation to which the election relates. If an Election Agreement is not timely submitted by a Participant with respect to any Eligible Cash Compensation, such Eligible Cash Compensation shall not be deferred under the Plan.

(b) Each Election Agreement shall provide that the Participant elects to receive RSUs in lieu of a specified portion of his or her Eligible Cash Compensation. Such portion may be expressed as:

(i)	a specified percentage of up to 100% (in whole percentages) of the Participant’s actual Eligible Cash Compensation; or

(ii)	a specified dollar amount, up to 100% of the Participant’s actual Eligible Cash Compensation; or

(iii)	the lesser of the amount specified in Section 6.2(b)(i) or (ii).

Amounts specified pursuant to any of the methods set forth above are contingent on, and limited to, the amount of Eligible Cash Compensation actually awarded or otherwise owed to the Participant.

(c) Each Election Agreement shall specify a Deferral Period with respect to the RSUs to which it pertains.

(d) The Award Date for RSUs awarded pursuant to this Section 6.2 will be the date on which the Eligible Cash Compensation would have been paid to the Participant but for his or her election to receive RSUs in lieu of such Eligible Cash Compensation. On the Award Date, each Participant’s account under this Plan shall be credited with a number of whole RSUs (rounded down to the nearest whole share) determined by dividing (i) the amount of the Participant’s Eligible Cash Compensation to be received as an award of RSUs in accordance with the Participant’s Election Agreement by (ii) the Fair Market Value of a share of Common Stock on the Award Date. Any amount in respect of a fractional share shall be promptly paid to the Participant after the Award Date.

6.3 Awards of RSUs in Lieu of 2004 Omnibus Plan RSUs.

(a) Each Participant may elect to receive an award of RSUs under this Plan in lieu of up to 100% of an award of restricted stock units under the 2004 Omnibus Plan. A Participant may make such election by completing an Election Agreement and submitting it to the Company. In order for an Election Agreement to be given effect, it must be received by the Company under procedures and timing specified by the Company, but no later than the last date permitted by Section 409A of the Code for a timely election.

(b) Each Election Agreement shall provide that the Participant elects to receive an award of RSUs under this Plan in lieu of a specified portion of an award of restricted stock units under the 2004 Omnibus Plan. Such portion may be expressed as:

(i)	a specified percentage up to 100% (in whole percentages) of the Participant’s award of restricted stock units under the 2004 Omnibus Plan; or

(ii)	a specified number of restricted stock units awarded under the 2004 Omnibus Plan; or

(iii)	the lesser of the amount specified in Section 6.3(b)(i) or (ii).

Amounts specified pursuant to any of the methods set forth above are contingent on, and limited to, the number of restricted stock units actually awarded under the 2004 Omnibus Plan.

(c) The Committee shall impose such conditions, restrictions and/or risks of forfeiture on any RSUs awarded pursuant to the this Section 6.3 as would have been imposed on restricted stock units that otherwise would have been awarded under the 2004 Omnibus Plan, including, without limitation, (i) restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and time-based restrictions, (ii) restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Common Stock are listed or traded, and/or (iii) holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such RSUs.

(d) Each Election Agreement shall specify a Deferral Period with respect to the RSUs to which it pertains.

(e) The Award Date for RSUs awarded pursuant to this Section 6.3 will be the date on which the restricted stock units under the 2004 Omnibus Plan would otherwise have been awarded. On the Award Date, each Participant’s account under this Plan shall be credited with the number of RSUs equal to the number of restricted stock units that would otherwise have been awarded under the 2004 Omnibus Plan.

6.4  Awards of Matching RSUs.

(a) The Committee may determine that additional awards of RSUs shall be made to Participants in the form of Matching RSUs. The Committee will determine from time to time the rate at which RSUs awarded pursuant to Sections 6.2 and 6.3 that will be matched with awards of Matching RSUs and the level of such match. The Award Date for Matching RSUs will be the Award Date of the RSUs that are being matched.

(b) The Participant’s election pursuant to Section 6.2 or 6.3, as set forth in an Election Agreement, shall be deemed to automatically apply to any related Matching RSUs. Consequently, Matching RSUs will have the same Deferral Period as the RSUs that are being matched. If any RSUs awarded pursuant to Sections 6.2 or 6.3 are forfeited or canceled for any reason, the related Matching RSUs will also be forfeited and canceled. In addition, Matching RSUs will vest in accordance with the schedule determined by the Committee and set forth in an Election Agreement.

(c) On the Award Date, each Participant’s account under this Plan shall be credited with the number of Matching RSUs.

6.5  Subsequent Deferral Election.   The Committee may, in its sole discretion, permit Participants to make subsequent elections to extend the Deferral Periods otherwise applicable to their respective RSUs. In order to be effective, a subsequent election made by a Participant with respect to his or her RSUs: (i) cannot take effect until at least 12 months after the date on which the election is made; (ii) the subsequent deferral period elected by the Participant may not be less than a five year period beginning on the date the Deferral Period applicable to the RSUs would otherwise end; and (iii) the election is made at least 12 months prior to the date the Deferral Period ends. A Participant shall make his or her subsequent deferral election with respect to his or her RSUs on an Extension of Deferral Period Form (or such other form or agreement specified by the Committee, in its discretion). An election by a Participant to extend the Deferral Period applicable to his or her RSUs shall be valid solely with respect to the RSUs covered by the election.

6.6  Transferability of RSUs.   Except as provided in this Plan or an Election Agreement, the RSUs granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the date of delivery or other payment, or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Election Agreement or otherwise determined at any time by the Committee. All rights with respect to the RSUs granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Election Agreement or determined at any time by the Committee.

Article 7.	Vesting and Payment of RSUs

7.1  Vesting.   A Participant shall be fully vested in each RSU awarded pursuant to Section 6.2. A Participant shall be vested in RSUs awarded pursuant to Section 6.3 in accordance with the terms and provisions of the applicable Election Agreement and this Plan. A Participant shall be vested in matching RSUs in accordance with the provisions of Section 6.4(b). The Committee may, in its sole discretion, accelerate (in whole or part) the time at which any such RSUs may be vested but in no event shall the acceleration of vesting result in an acceleration of payment that would result in taxation pursuant Section 409A of the Code.

7.2  Payment on or after Vesting.   With respect to each vested RSU, the Company shall issue to the Participant one share of Common Stock upon the earlier of: (i) the last day of the Deferral Period specified in the Participant’s Election Agreement pertaining to such RSU, or, if applicable, the last day of the Subsequent Deferral Period elected by the Participant for such RSU or (ii) within 90 days following the Participant’s termination of employment with the Company and its Affiliates and Subsidiaries provided that if the 90-day period does not begin and end in the same calendar year, the timing of the actual payment shall be in the sole discretion of the Company and the Participant shall have no election with respect to the timing of such payment.

7.3  Payment Prior to Vesting.

(a) Voluntary Termination; Termination for Cause. Unless expressly provided otherwise in a Participant’s Election Agreement, if a Participant voluntarily terminates his or her employment with the Company and its Affiliates and Subsidiaries for reasons other than death, Disability or Retirement, or is involuntarily terminated by the Company or an Affiliate or Subsidiary for Cause, the Participant’s unvested RSUs shall be forfeited and canceled.

(b) Involuntary Termination. Unless expressly provided otherwise in a Participant’s Election Agreement, if a Participant’s employment is terminated by the Company and its Affiliates and Subsidiaries for any reason other than Cause or is terminated by reason of death, Disability or Retirement, the Participant’s unvested RSUs shall vest pro rata as follows: the number of unvested RSUs awarded on each Award Date shall be multiplied by a fraction (not to exceed 100%), the numerator of which is the number of full years that the Participant was employed by the Company and its Affiliates after that Award Date and the denominator of which is four; and with respect to each such vested RSU, the Company shall issue to the Participant one share of Common Stock. All remaining unvested RSUs shall be forfeited and canceled.

(c) Committee’s Discretion. The Committee shall have complete discretion to determine the circumstances of a Participant’s termination of employment with the Company and its Affiliates and Subsidiaries, including whether the same resulted from voluntary termination, Disability, Retirement, death or termination by the Company for or not for Cause, and the Committee’s determination shall be final and binding on all parties and not subject to review or challenge by any Participant or other person. Notwithstanding anything herein to the contrary, for purposes of this Plan, references to a Participant’s termination of employment (the circumstances of which shall be determined by the Committee) shall mean a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code and the Treasury regulations issued thereunder.

7.4  Special Rules for Specified Employees.   Notwithstanding anything in this Plan to the contrary, to the extent required by Section 409A of the Code and Treasury regulations issued thereunder, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code, no payment or other distribution of an amount pursuant to this Plan that is deferred compensation subject to Section 409A of the Code that is to be made on account of such “separation from service” shall be made or commence sooner than six months from the date of such “separation from service” (or, if earlier, the date of the Participant’s death). In such case, all payments that were scheduled to be made within such six-month period shall be accumulated without interest and paid in a single payment on the first day of the seventh calendar month following such “separation from service.”

7.5  Restrictions on Share Transferability.   The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to this Plan as it may deem advisable, including, without limitation, minimum holding period requirements and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

7.6  Payment Options.   Notwithstanding any provision of this Plan or any Election Agreement to the contrary, the Committee in its discretion may, whenever payment is due to a Participant pursuant to this Article 7, elect to pay in cash rather than shares of Common Stock. The cash payment to the Participant shall be equal to the number of RSUs for which payment is due times the Fair Market Value on the date payment is due.

Article 8.	Dividend Equivalent Amounts

At the discretion of the Committee, Participants holding RSUs may be entitled to receive dividend equivalents with respect to dividends declared on the shares of Common Stock.   Such dividend equivalents may

be in the form of cash, Shares, or RSUs and may be subject to such accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion and as evidenced in the Election Agreement. Any dividend equivalents that are reinvested into additional Shares or credited as additional RSUs shall be counted as Shares issued pursuant to this Plan and subject to the provisions of Article 4.

Article 9.	Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 10.	Rights of Participants

10.1  Employment.   Nothing in this Plan or an Election Agreement shall interfere with or limit in any way the right of the Company, its Affiliates and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, or service as a Director, for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates and/or its Subsidiaries and, accordingly, subject to Articles 3 and 12, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates and/or its Subsidiaries.

10.2  Participation.   No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

10.3  Rights as a Shareholder.   Except as otherwise provided herein, a Participant shall have none of the rights of a Shareholder, including voting rights, with respect to shares of Common Stock covered by any Award unless and until the Participant becomes the record holder of such Shares.

10.4  No Third Party Beneficiaries.   This Plan does not confer any right or remedy other than to Participants, the Company, and their respective permitted successors and assigns, and no action may be brought against the Company, the Board, the Committee, or any of the Committee’s delegates by any third party claiming as a third party beneficiary to this Plan or any Election Agreement.

Article 11.	Corporate Events

To the extent authorized by the Committee and set forth in an Election Agreement, and to the extent permitted by Section 409A of the Code, vesting and payment of RSUs may be accelerated or modified upon a change in control of the Company, a dissolution or liquidation of the Company, or a sale of substantially all of the assets of the Company, its Subsidiaries and its Affiliates and the acquiring entity does not substitute new and equivalent Awards for the outstanding Awards hereunder, or a merger or consolidation in which the surviving corporation does not substitute new and equivalent Awards for the outstanding Awards hereunder (each a “Corporate Event”).

Article 12.	Amendment, Modification, Suspension and Termination

12.1  Amendment and Modification.   Subject to Section 12.4, the Committee may, at any time and from time to time, alter, amend or modify this Plan and any Election Agreement in whole or in part; provided, however, that, (i) without the prior approval of the Company’s Shareholders and except as provided in Section 4.3 hereof, no amendment of this Plan shall be made without Shareholder approval if Shareholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code and, if applicable, the New York Stock Exchange Listed Company Manual, and (ii) no amendment of this Plan or any Election Agreement shall be made if the amendment would result in a violation of Section 409A of the Code.

12.2  Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-recurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (other than the events described in Section 4.3 hereof, the adjustments for which will be governed by Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. No such adjustment shall be made that would affect the timing of any payment under this Plan or an Election Agreement or with respect to a Participant to the extent it would violate Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

12.3  Termination.   Subject to Section 12.4, this Plan shall terminate on July 11, 2022, unless sooner terminated as provided herein. Subject to Section 12.4, the Committee may terminate the Plan at any time effective with respect to any Plan Year subsequent to the date action is taken to terminate the Plan. Upon termination of the Plan, payments and distributions shall be made in the manner and at the time heretofore prescribed. No additional Awards shall be credited to the benefit of a Participant following termination of the Plan except to the extent required pursuant to a previously made irrevocable Election Agreement and except with respect to any dividend equivalents on existing RSUs. The preceding provisions of this Section to the contrary notwithstanding, the Committee in its sole and absolute discretion may terminate the Plan effective as of a date that is prior to the first day of a subsequent Plan Year and provide for accelerated payments and distributions of all amounts owed upon a termination of the Plan to the extent such termination and acceleration satisfies the applicable requirements upon termination of a plan pursuant to Code Section 409A.

12.4  Awards Previously Granted.   Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, suspension or modification of this Plan or an Election Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

12.5  Special Distributions.   Any provision of this Plan to the contrary notwithstanding, the Committee in its absolute discretion may accelerate the time of payment of any amount under this Plan to or with respect to a Participant to the extent that such acceleration is a permitted exception under Treasury Regulation Section 1.409A-3(j)(4) (or other applicable guidance issued by the Internal Revenue Service) that does not subject such accelerated payment to the tax imposed by Code Section 409A.

Article 13. Withholding

13.1  Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2  Share Withholding.   With respect to withholding required upon the lapse of restrictions on RSUs, or any other taxable event arising as a result of an Award granted hereunder, the Committee may decide to permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. For purposes of this Section 13.2, the value of a share of Common Stock on any date shall be the closing selling price of a share on the New York Stock Exchange or other established stock exchange on such date (or if there was no reported sale on such exchange, then on the last preceding day on which any reported sale occurred on such exchange). If Shares are not traded on an established stock exchange, such value shall be determined by the Committee based on objective criteria. If permitted by the Committee, all Participant elections related to share withholding shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.3  FICA and Employment Tax Withholding.   The Company shall be entitled to take any of the following actions in order to satisfy FICA and other employment tax withholding obligations arising on account of amounts accrued or payable under this Plan: (i) deduct from any amount accrued or payable under this Plan, including withholding Shares, the amount equal to the FICA and other employment taxes as may be required by law to be withheld with respect thereto, (ii) require the Participant to pay to the Company such withholding taxes, or (iii) deduct from any other compensation payable to the Participant the amount of any withholding obligations with respect to amounts accrued or payable under this Plan. The Committee shall determine in its discretion which of the above actions shall be taken in order to satisfy FICA and employment tax withholding obligations arising on account of amounts accrued or payable under this Plan, including but not limited to withholding from amounts not otherwise payable at such time or attributable to Shares not otherwise issuable at such time by accelerating the issuance of Shares or the payment of such amounts, to the extent permitted under Treasury Regulation Section 1.409A-3(j)(4)(vi) and the terms of the Election Agreement.

Article 14.	Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15	Claims and Review Procedures.

15.1  Claims Procedure.   If any person (the “Claimant”) believes he or she is entitled to any rights or benefits under the Plan, such Claimant may file a claim in writing with the Company. If any such claim is wholly or partially denied, the Company will notify the Claimant of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for the Claimant to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the Claimant wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the Claimant’s rights following an adverse benefit determination on review, including a statement of his right to file a lawsuit under ERISA if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Company. This period may be extended for up to 90 days under special circumstances if written notice is given to the Claimant within the initial 90-day period setting forth the special circumstances requiring an extension of time and the date by which the Claimant may expect a benefit determination.

15.2  Review Procedure.   Within 60 days after the date on which a person receives a notice of denial, such person (or his or her duly authorized representative) may file a written request with the Committee for a review of his or her denied claim. The review of a denied claim will take into account all records and information submitted by the Claimant relating to the application for benefits, without regard to whether such information was submitted or considered in connection with the initial denial of such claim. The Committee will notify the Claimant within 60 days after receipt of the request for review of either (i) a final decision on the matter or (ii) a statement indicating that an extension of the 60 days is needed for the final review. If an extension of time is needed to complete the review, the extension notice shall indicate the circumstances requiring such extension of time and the date by which the Committee expects to make its final determination. The extension can be for no more than 60 days. The notice of the final decision on review shall be in written or electronic form. If the claim is denied in whole or part, such notice, which shall be written in a manner calculated to be understood by the person receiving such notice, shall include the specific reasons for the decision, the specific references to the pertinent plan provisions on which the decision is based, a statement that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the claim for benefits, and a statement that the Claimant has the right to file a lawsuit under ERISA. The final decision of the Committee upon the review of a denied claim shall be final and binding upon all parties having or claiming to have an interest in the matter being reviewed.

Article 16. General Provisions

16.1  Forfeiture Events.

(a)	The Committee may specify in an Election Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company, Affiliate and/or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates and/or its Subsidiaries. No such reduction, cancellation, forfeiture or recoupment may be specified if it would violate Section 409A of the Code.

(b)	If Section 304 of the Sarbanes-Oxley Act of 2002 applies to any Award or payment in settlement of any Award, the Participant shall and hereby agrees to reimburse the Company for any such amounts or Awards as provided by Section 304 of the Sarbanes-Oxley Act of 2002.

16.2  Legend.   The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such shares of Common Stock.

16.3  Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

16.4  Severability.   In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.5  Requirements of Law.   The granting of Awards and the issuance of shares of Common Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6  Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for shares of Common Stock issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the shares of Common Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

16.7  Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.8  Investment Representations.   The Committee may require any person receiving shares of Common Stock pursuant to an Award under this Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

16.9  Employees, Directors and Participants Based Outside of the United States.

Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates and/or its Subsidiaries may operate or have Employees, Directors or Participants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors or Participants outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Participants outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 16.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

16.10  Uncertificated Shares.   To the extent that this Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

16.11  Unfunded Plan.   Participants shall have no right, title or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries and/or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments or Shares from the Company, and/or its Subsidiaries and/or Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

16.12  No Fractional Shares.   No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

16.13  Nonexclusivity of the Plan.   The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

16.14  No Constraint on Corporate Action.   Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

16.15  Ratification of Actions.   By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through each Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

16.16  Governing Law.   The Plan and each Election Agreement shall be governed by the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Election Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to this Plan or any related Election Agreement.

16.17  Jury Waiver.   Every Participant, every person claiming under or through a Participant, and the Company hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with this Plan or any Election Agreement.

16.18  Section 409A of the Code.   This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any payment or benefit hereunder is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including Treasury regulations issued thereunder and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. However, any provision of this Plan or an Election Agreement to the contrary notwithstanding, the Committee, the Company and its Affiliates and their respective directors, officers, employees and agents do not guarantee any particular tax treatment with respect to the compensation payable pursuant to this Plan or an Election Agreement, and shall not be responsible or liable for any such treatment.

16.19  Electronic Documentation.   Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment or other documentation, in a manner that the Company has prescribed or that is otherwise acceptable to the Company, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Company and that such delivery is not prohibited by applicable laws and regulations.

TEXAS INDUSTRIES, INC. 1341 W. MOCKINGBIRD LANE • DALLAS, TEXAS 75247 • (972) 647-6700

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET http://www.proxyvoting.com/txi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

30011	Fulfillment
30139

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE FOLLOWING NOMINEES AND PROPOSALS.

Please mark your votes as indicated in this example	☒

1. Election of Directors		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	John D. Baker II	☐	☐	☐	1.7	Thomas R. Ransdell	☐	☐	☐	2.	To ratify the selection of Ernst & Young LLP as our independent auditors.	☐	☐	☐

1.2	Mel G. Brekhus	☐	☐	☐	1.8	Robert D. Rogers	☐	☐	☐	3.	Approve executive compensation.	☐	☐	☐

1.3	Eugenio Clariond	☐	☐	☐	1.9	Thomas L. Ryan	☐	☐	☐	4.	Approve the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated.	☐	☐	☐

1.4	Sam Coats	☐	☐	☐	1.10	Ronald G. Steinhart	☐	☐	☐	5.	Approve the Texas Industries, Inc. Management Deferred Compensation Plan.	☐	☐	☐

1.5	Sean P. Foley	☐	☐	☐	1.11	Dorothy C. Weaver	☐	☐	☐	6.	In their discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof.

1.6	Bernard Lanigan, Jr.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Texas Industries, Inc. account online.

Access your Texas Industries, Inc. account online via The Investor ServiceDirect™ Website (ISD).

The transfer agent for Texas Industries, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

The Investor ServiceDirect™ Website

Visit us on the web at http://www.cpushareownerservices.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Shareholder Inquiries

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-454-8620

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to The Investor ServiceDirect™ Website at www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The Proxy Statement and Annual Report to Stockholders are available at: http://www.proxyvoting.com/txi

▼ FOLD AND DETACH HERE ▼

PROXY

TEXAS INDUSTRIES, INC.

Annual Meeting of Shareholders – October 10, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Sam Coats, Mel G. Brekhus and Robert D. Rogers, and each of them, with power to act without the other and with power of substitution, as proxies and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Texas Industries, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held on Wednesday, October 10, 2012 at 9:30 A.M. at the Winspear Opera House, 2403 Flora Street, Dallas, Texas 75201 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

Fulfillment
(Continued and to be marked, dated and signed, on the other side)	30011	30139